SCHEDULE 14A INFORMATION

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JDA SOFTWARE GROUP, INC.

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JDA SOFTWARE GROUP, INC.

14400 North 87th Street

Scottsdale, Arizona 85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 13, 2012

To Our Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of JDA Software Group, Inc. Our Annual Meeting will be held on November 13, 2012, at 3:00 p.m., Mountain Standard Time, at our corporate headquarters, 14400 North 87th Street, Scottsdale, Arizona 85260, for the following purposes:

1.	To elect two Class I directors to each serve three-year terms on our Board of Directors.

2.	To consider an advisory vote to approve the compensation of our named executive officers.

3.	To re-approve the material terms of performance goals that may be established under the 2005 Performance Incentive Plan to preserve federal income tax deductions.

4.	To ratify the appointment of our independent public accountants for the year ending December 31, 2012.

5.	To transact such other business as may properly come before the meeting.

These items are more fully described in the following pages, which are made part of this notice.

Stockholders of record at the close of business on September 21, 2012 are entitled to notice of, and to vote at, the 2012 Annual Meeting of Stockholders and any adjournments or postponements thereof. A stockholder may only vote at the meeting if the holder is present in person or represented by proxy. A copy of our 2011 Annual Report to Stockholders, which includes audited financial statements for 2011 and audited restated information for 2010 and 2009, is enclosed.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card.

By Order of the Board of Directors,

DAVID KENNEDY Corporate Secretary

Scottsdale, Arizona

October 4, 2012

IMPORTANT: PLEASE VOTE YOUR SHARES VIA TELEPHONE OR THE INTERNET, AS DESCRIBED IN THE ENCLOSED PROXY OR VOTE INSTRUCTION CARD, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, OR, IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY MARK, SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2012. Our Proxy Statement is attached. Financial and other information concerning JDA Software Group, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2011. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at http:/materials.proxyvote.com/46612K.

-i-

JDA SOFTWARE GROUP, INC.

14400 North 87th Street

Scottsdale, Arizona 85260

Proxy Statement

for

Annual Meeting of Stockholders

To Be Held on November 13, 2012

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of JDA Software Group, Inc. for use at its annual meeting of stockholders to be held on November 13, 2012, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card or instruction card. This proxy statement is being provided to you in connection with this request and has been prepared for the Board of Directors by our management. The terms “we,” “our,” “JDA” and “Company” refer to JDA Software Group, Inc., and its subsidiaries. This proxy statement is first being sent or made available to our stockholders on or about October 4, 2012.

GENERAL INFORMATION

Who can vote?

You are entitled to vote your stock if our records show that you held your shares as of September 21, 2012, the record date for our meeting. At the close of business on that date, 43,050,926 shares of common stock (“Common Stock”) were outstanding and entitled to vote on the respective matters described herein. With respect to each matter to be considered at the annual meeting, each holder of record of Common Stock as of the record date will be entitled to one vote for each share held.

All Other Matters. The holders of our Common Stock will have the right to vote on all other matters properly brought before the meeting.

The enclosed proxy card shows the number of shares that you are entitled to vote. Your individual vote is confidential. We use our transfer agent to tabulate votes, but we will not disclose your vote to others.

How do I vote?	Most of our stockholders have three options for submitting their votes: (i) by telephone, (ii) via the Internet, or (iii) by mail. If your stock is held by a broker, bank or other nominee (i.e., in street name), you will receive instructions from the registered holder that you must follow in order to have your shares voted. If you hold your shares in your own name (i.e., as a holder of record), you may instruct the persons named as proxies how to vote your shares by signing, dating and mailing the proxy card in the envelope provided. Of course, you are always welcome to come to the meeting and vote your shares in person.

How may I revoke my proxy instructions?	You may revoke your proxy instructions by any of the following procedures:

1. Vote again by telephone or via the internet;

2. Send us another signed proxy with a later date;

3. Send a letter to our Corporate Secretary revoking your proxy before your stock has been voted by the persons named as proxies at the meeting; or

4. Attend the annual meeting and vote your shares in person.

How are votes counted?	The annual meeting will be held if a majority of our outstanding shares entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting.

If you give us a proxy without giving specific voting instructions, your shares will be voted by the persons named as proxies as recommended by the Board of Directors, in favor of Proposals 1, 2, 3 and 4. We are not aware of any other matters to be presented at the annual meeting except for those described in this proxy statement. However, if any other matters not described in this proxy statement are properly presented at the meeting, the persons named as proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your shares may be voted by the persons named as proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.

Stockholders whose shares are registered in their own names may vote by telephone, via the internet, or by returning a proxy card. Please either follow the directions in the proxy or vote instruction card, or complete, sign and return the proxy card in the self-addressed, postage paid envelope provided.

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if such shares are otherwise properly represented at the meeting in person or by proxy, but are not counted for purposes of determining the number of shares entitled to vote on any proposal in respect of which the broker or other nominee lacks discretionary authority.

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your record holder can vote your shares on routine matters, which include the ratification of our independent public accountants. However, your record holder cannot vote your shares without your specific instructions on the election of directors or on matters that relate to executive compensation, including the advisory votes described below on the compensation of our named executive officers and on the frequency of the advisory vote on executive compensation. If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your proxy.

What vote is required?	Election of Directors. There are two nominees for election as Class I directors at the 2012 annual meeting, J. Michael Gullard and Richard Haddrill. Each of Messrs. Gullard and Haddrill will be elected by a plurality of the votes cast in person or by proxy. Votes that are withheld, abstentions, and broker non-votes will have no effect on the outcome of the election.

Advisory Vote to Approve the Compensation of Our Named Executive Officers. Approval of the proposal to approve, on an advisory basis, the compensation of our named executive officers requires the affirmative vote of a majority of shares of Common Stock present at the annual meeting, in person or represented by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner. Although this vote is advisory and is not binding on our Board of Directors, the Board of Directors and the Compensation Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our compensation program. However, a vote to approve this proposal represents only an advisory vote of the shareholders and is non-binding. At the 2011 annual meeting, stockholders approved the compensation of our named executive officers by a 98.8% vote.

Approval of Performance Goals under 2005 Performance Incentive Plan. Approval of the material terms of the performance goals that may be established under the 2005 Performance Incentive Plan in order to permit JDA to deduct in full certain plan-related compensation under Section 162(m) of the Internal Revenue Code requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted at the meeting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non votes will each be counted as present for purposes of determining the presence of a quorum.

Ratification of Independent Auditors. Approval of the proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent auditors requires the affirmative vote of the majority of the shares of Common Stock present at the annual meeting, in person or represented by proxy, and entitled to vote on this proposal.

Who pays the cost of this proxy solicitation?	We will pay the cost of this proxy solicitation. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies. We will solicit proxies by mail or via the Internet, except for any incidental personal solicitation made by our directors, officers and employees, for which they will not be paid. We will pay the cost of soliciting proxies, which is not expected to exceed $45,000.

Who should I call if I have questions?	If you have questions about the annual meeting or voting, please call our Corporate Secretary, David Kennedy, at (480) 308-3000.

How may I receive a copy of JDA’s annual report on Form 10-K?	A copy of our Annual Report to Stockholders on Form 10-K for the year ended December 31, 2011 is enclosed. We will mail without charge, upon written request another copy of our annual report on Form 10-K for the year ended December 31, 2011, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be addressed to our Corporate Secretary at 14400 N. 87th Street, Scottsdale, Arizona 85260. Our annual report on Form 10-K is also available at www.jda.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company, or the Board, is comprised of six directors, which are all elected by the holders of our Common Stock. We have a classified Board that currently consists of two Class I Directors (J. Michael Gullard and Richard Haddrill), two Class II Directors (Arthur C. Young and Jock Patton), and two Class III Directors (James D. Armstrong and Hamish N. Brewer), who will serve until the annual meeting of stockholders to be held in 2012, 2013 and 2014, respectively, and until their respective successors are duly elected and qualified. Each class of directors of the Board is elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

The terms of the Class I Directors will expire on the date of the 2012 Annual Meeting of Stockholders. Accordingly, two individuals will be elected to serve as a Class I Directors of the Board of Directors at the 2012 Annual Meeting of Stockholders.

Upon the unanimous recommendation of the Nominating and Governance Committee (with each director recusing himself from the vote with respect to his own nomination), the Board has nominated Mr. Gullard and Mr. Haddrill to stand for re-election at the 2012 annual meeting of stockholders as the Class I Directors. If elected, Mr. Gullard and Mr. Haddrill will serve as directors until our annual meeting of stockholders in 2015, and until their successors are elected and qualified. If Mr. Gullard or Mr. Haddrill decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

If a quorum is present and voting, each nominee for the Class I Director positions receiving a plurality of the votes cast in favor of his election will be elected as a Class I Director elected by the holders of Common Stock. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION EACH OF MR. GULLARD AND MR. HADDRILL AS A CLASS I DIRECTOR.

Information Concerning Directors

The names, ages, terms, positions, offices held, and business experience of our current Directors, including the Class I nominees to be elected at this meeting, is set forth below:

Name	Age	Title	Class	Term Expires	Director Since
James D. Armstrong	61	Chairman	III	2014	1985
Hamish N. Brewer	49	Director, President and Chief Executive Officer	III	2014	2009
J. Michael Gullard(1)	67	Director	I	2012	1999
Richard Haddrill(1)	59	Director	I	2012	2011
Arthur C. Young(2)	42	Director	II	2013	2012
Jock Patton(1)	66	Director	II	2013	1999

(1)	Member of the Audit Committee, Compensation Committee and the Nominating and Governance Committee.
(2)	Member of the Compensation Committee and the Nominating and Governance Committee.

James D. Armstrong has served as Chief Executive Officer (“CEO”), Director, Chairman and Co-Chairman of the Board since co-founding our Company in 1985. Mr. Armstrong founded JDA Software Services, Ltd., a Canadian software development company, in 1978 and served as its President until 1987. Mr. Armstrong is managing partner of Canal Partners, LLC, a private equity firm that invests in software and internet marketing companies and serves as director for a number of these companies. Mr. Armstrong is on the Board of Directors of Rancho Feliz Charitable Organization, and is the Chairman and President of the Armstrong Family Foundation and the Kiita Foundation. Mr. Armstrong studied engineering at Ryerson Polytechnic Institute in Toronto, Ontario. As the founder of JDA, as well as its long-time Chairman and former Chief Executive Officer, Mr. Armstrong brings an extensive understanding of both JDA, in particular, and the software industry, in general, to the Board and serves as an invaluable resource for assessing and managing risks and planning for corporate strategy within the context of our overall corporate culture.

Hamish N. Brewer has served as a Director since September 2009 and our President and Chief Executive Officer since August 2003. Mr. Brewer previously served as President from March 2001 to July 2003, as Senior Vice President, Sales from 2000 to March 2001, as Senior Vice President, Enterprise Systems, from 1999 to 2000, as Senior Vice President, International from 1998 to 1999, as Director of our Europe, Middle East and African operations from 1996 to 1998, and as a Marketing Representative from 1994 to 1996. Prior to joining JDA, Mr. Brewer served as a Retail Marketing Specialist with IBM from 1986 to 1990 and in various operational positions with a privately-held retail sales organization located in England. Mr. Brewer received a Bachelor of Science and a Bachelor of Commerce degree from the University of Birmingham in England. Mr. Brewer’s long career at JDA, including in sales and management roles of increasing responsibility, as well as day to day leadership and intimate knowledge of our business and operations provide the Board with company-specific experience and expertise. Additionally, his extensive global experiences working directly with customers over the years has resulted in a deep understanding of both our markets and our competitors.

J. Michael Gullard has been a Director since January 1999. Mr. Gullard has been the General Partner of Cornerstone Management, a venture capital and consulting firm specializing in software and data communications companies, since 1984. Mr. Gullard also serves as a Director of Planar Systems, Inc., a NASDAQ-listed designer and distributor of specialty displays; Selectica Inc., a NASDAQ-listed cloud-based provider of contract management services; and Ditech Networks, Inc., a NASDAQ-listed provider of voice to text services and network voice quality improvement equipment; and as Chairman of the Board and Audit Committee of DynTek, Inc., a provider of professional technology services to government, education and mid-market commercial customers. Mr. Gullard also serves as a Director Alliance Semiconductor Corporation and previously served as its Chief Executive Officer. Mr. Gullard also serves as a director of Proxim Wireless Corporation, a wireless solutions company, and served as Chairman of Merant PLC, a change management software tools company, from 1996 to 2004; as Chairman of NetSolve, Incorporated, an IT infrastructure management services company, from 1992 to 2004; as Chief Executive Officer and Chief Financial Officer of Telecommunications Technology, Inc. from 1979 to 1984; and as a director of California Micro Devices Corporation, Transmeta Corporation, and Celeritek, Inc. Mr. Gullard also held a variety of financial and operational management positions at Intel Corporation from 1972 to 1979. Mr. Gullard attended Stanford University where he received a Bachelor of Arts degree in Economics and a Masters Degree from the Graduate School of Business. Mr. Gullard’s extensive background with public and private technology companies, including in board of director, committee and management roles, and his financial background and knowledge brings valuable expertise and experience to the Board of Directors. Additionally, Mr. Gullard’s venture capital background and proximity to the Silicon Valley provide exposure and access to relevant new technologies and potential product acquisitions for the Company.

Richard Haddrill has been a Director since January 2011 and was appointed Lead Independent Director in May 2012. Mr. Haddrill is currently the Chief Executive Officer and a member of the Board of Directors of Bally Technologies, Inc., a New York Stock Exchange-listed worldwide gaming company that designs, manufactures, distributes, and operates gaming devices and computerized monitoring, accounting and player-tracking systems for gaming devices. Prior to becoming the Chief Executive Officer of Bally Technologies, Inc. in 2004, Mr. Haddrill was the Chief Executive Officer and a member of the Board of Directors of Manhattan Associates, Inc., a global software solutions company in the supply chain industry. Mr. Haddrill also previously served as the President, Chief Executive Officer and as a member of the Board of Directors of Powerhouse Technologies, Inc., a technology and gaming company, and as an Area Managing Partner for Ernst & Young LLP. Mr. Haddrill received a Bachelor of Science degree in Accounting/Finance from the University of Michigan. Mr. Haddrill’s extensive leadership and background with software and supply chain companies brings valuable expertise to the Board of Directors.

Jock Patton has been a Director since January 1999. Mr. Patton is a private investor and a Director of Janus Capital Group, Inc., a publicly-held investment management company. He was the independent Chair of the ING Funds Unified Board of Trustees from 2004 to 2007 and Non-Executive Chairman of the Board of Swift Transportation Company, Inc., until May of 2007 when the company was sold. Mr. Patton previously served as Chief Executive Officer of Rainbow Multimedia Group, Inc., a producer of digital entertainment, from 1999 to 2001. From 1992 to 1997, Mr. Patton served as a Director and President of StockVal, Inc., a provider of securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide. Prior to 1992, Mr. Patton was a Partner and Director in the law firm of Streich Lang where he founded and headed the Corporate/Securities Practice Group. Mr. Patton has previously served on the Board of Directors of various public and private companies. Mr. Patton holds an A.B. Degree in Political Science and Juris Doctorate, both from the University of California. Mr. Patton’s extensive legal career, his experience as a chief executive, and his significant role on numerous boards of directors, give him the leadership and consensus-building skills to guide our Board on a variety of matters, including corporate governance and acquisition matters.

Arthur C. Young has been a director since April 2012. Mr. Young is a Managing Partner of Tensile Capital Management, an investment firm that manages a concentrated portfolio of value-oriented public investments and select private investments. Before co-founding Tensile, Mr. Young was a Managing Partner and a member of the Investment and Management Committees at Blum Capital, where he primarily focuses on sourcing, executing and monitoring public investments. Prior to Blum Capital, Mr. Young spent eight years as a Partner at Blavin & Company, a value-oriented, long-biased hedge fund managing a concentrated portfolio. Mr. Young started his investment career at Fir Tree Partners, where he was an investment principal focused on equity and distressed debt investments. Mr. Young also worked as an attorney at Greenberg Traurig, specializing in securities and tax litigation, and as a management consultant at McKinsey & Company, leading teams of senior executives in a broad spectrum of initiatives. Mr. Young received a B.A. with Honors in Economics from Johns Hopkins University in 1991 and went on to receive his Juris Doctor from the University of California at Berkeley, Boalt Hall School of Law in 1994. Mr. Young has an extensive background in investing in public companies, including software companies, advising on corporate and operational strategy, and analyzing legal issues. Mr. Young was appointed to the Company’s Board of Directors in connection with a letter agreement dated April 30, 2012 among the Company and Mr. Young (the “Letter Agreement”). Pursuant to the terms of the Letter Agreement, neither Mr. Young nor any affiliated investment funds over which he has voting authority shall enter into a proxy solicitation process to advance an alternative slate of directors other than the one proposed by the Company’s Board. The Company and its Board have agreed to reevaluate and consider removing this provision as a condition of Mr. Young’s Board service within twelve months of the date of the Letter Agreement.

CORPORATE GOVERNANCE

Our Board has adopted the JDA Software Group, Inc. Corporate Governance Guidelines (the “Guidelines”) to address significant corporate governance issues. The Guidelines provide a framework for our corporate governance initiatives and cover topics including, without limitation, the roles of the Board and management, adoption of a code for business conduct and ethics, the process for selecting qualified director candidates, guidelines for director independence and compensation, oversight in the evaluation of the Board and each committee of the Board, and policies for communications between stockholders and directors. The Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending any changes to the Board. A copy of the Guidelines is available on our website at www.jda.com.

Director Independence

In the Guidelines, the Board has adopted criteria for director independence. These criteria conform to, or are more exacting than, the independence requirements adopted by the Securities and Exchange Commission (“SEC”) and NASDAQ. The NASDAQ listing standards require that the majority of our Board be comprised of “independent” directors. The Board has determined that each of Messrs. Gullard, Haddrill, Patton and Young are “independent” directors.

Furthermore, in 2012, the Company announced the appointment of Mr. Haddrill to a newly created position of Lead Independent Director of the Board of Directors. Among the key responsibilities of the Lead Independent Director are serving as liaison between the Chairman and the independent directors, chairing executive sessions of the Board’s independent directors and consulting with the Chairman of the Board and other Board members and management regarding the agenda for and schedule of meetings of the Board.

Board Leadership Structure

The Board elects its Chairman and appoints the Company’s Chief Executive Officer according to its view of what is best for the Company at any given time. Although the offices are currently held by two separate people, which the Board has determined is in the best interests of stockholders at this time, the Board does not believe there should be a fixed rule as to whether the offices of Chairman and Chief Executive Officer should be vested in the same person or two different people, or whether the Chairman should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to play these roles may dictate different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interest of the Company. Currently, the Board believes that Mr. Armstrong’s role as non-executive Chairman ensures a greater role for the non-management directors in the oversight of the Company and encourages more participation of the non-management directors in setting agendas and establishing priorities and procedures for the work of the Board.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, officers and directors, which meets the NASDAQ listing standards and the requirements of Item 406 of the SEC’s Regulation S-K and provides for prompt disclosure to the public of any change in, or waiver of, such Code of Ethics. Our Code of Ethics is available on our website at www.jda.com.

Our Code of Ethics generally prohibits conflicts of interest and related party transactions unless approved by the Audit Committee. Any transaction proposed between the Company and a related party must be submitted to the Audit Committee for review. Employees are encouraged to contact a manager or a member of our Compliance Team if they become aware of a conflict or potential conflict. Employees that become involved in a situation that gives rise to an actual conflict must inform their manager or a member of the Compliance Team of the conflict.

Our Audit Committee also adopted procedures in January 2004 for the receipt and retention of confidential, anonymous complaints made by our employees concerning accounting, auditing, financial reporting and internal controls, generally referred to as a “whistle-blowing policy,” as required by the Sarbanes-Oxley Act of 2002 and the SEC. A revised “whistle-blowing policy” was adopted by our Audit Committee in October 2005, and again in February 2011, and is available on our website at www.jda.com. The revised “whistle-blowing policy” adopted in February 2011 created a 24 x 7 telephonic and online ethics violation reporting system for use by Company employees worldwide named “JDA EthicsLine.” JDA EthicsLine is managed by a third-party and allows employees to report ethics violations anonymously.

Communications between Stockholders and Directors

Stockholders may communicate with any of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board

or Board of Directors

c/o Corporate Secretary

14400 North 87th Street

Scottsdale, Arizona 85260-3657

Fax: (480) 308-3001

Email Address: corpsec@jda.com

The communications will be transmitted to the identified director(s) as soon as practicable, unless our corporate secretary determines there are safety or security concerns that mitigate against further transmission of the communication. The Board or identified director(s) shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Executive Sessions

Non-management directors meet in executive session without management present each time the Board holds its regularly scheduled meetings.

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders but encourage all directors to attend. We attempt to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. At our last annual meeting of stockholders, which was held on May 26, 2011, one of the five directors then in office attended.

Meetings of the Board

During the year ended December 31, 2011, the Board of Directors held sixteen meetings and took other action two times by written consent. Each current Director attended all full meetings of the Board of Directors and meetings of the committees on which he served during 2011, except Mr. Armstrong, who was absent from one Board of Directors meeting, Mr. Gullard, who was absent from one Board of Directors meeting and one meeting of the Audit Committee, Douglas G. Marlin, who was absent from two Board of Directors meetings and one Audit Committee meeting, and Mr. Haddrill, who was absent from one Board of Directors meeting and one Audit Committee meeting. Although Mr. Marlin was a Director throughout 2011, he resigned from the Board on April 30, 2012. Arthur C. Young was appointed as a Director on April 30, 2012.

Committees of our Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. Each of these standing committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.jda.com. Each standing committee is comprised entirely of “independent” directors. The members of the standing committees are identified in the following table.

Director	Audit	Compensation	Nominating and Governance
J. Michael Gullard	Chair	✓	✓
Richard Haddrill	✓	✓	✓
Jock Patton(1)	✓	Chair	✓
Arthur C. Young(1)		✓	Chair
Number of Meetings Held in 2011	12	7	2

(1)	Douglas G. Marlin served as Chair of the Nominating and Governance Committee through 2011. Mr. Marlin resigned from the Board of Directors and on April 30, 2012, at which time Jock Patton was appointed as Chair of the Nominating and Governance Committee, a position which Arthur C. Young took responsibility for on July 27, 2012, as a result of the Board voting him into that position. Also on April 30, 2012, Mr. Young was appointed to the Board of Directors and as a member of the Compensation Committee and Nominating and Governance Committee.

Audit Committee.    The Audit Committee meets at least quarterly with management and our independent auditors to review and approve operating results, financial statements and earnings releases. The primary duties and responsibilities of the Audit Committee are to:

(1)	retain the independent auditor, evaluate their independence, qualifications and performance, and to approve the terms of engagement for audit and non-audit services;

(2)	review with management and the independent auditor, as appropriate, our accounting policies, financial controls, financial reports and other financial information provided by us to any governmental body or the public;

(3)	review our compliance with legal and regulatory requirements;

(4)	regularly communicate with the independent auditor and financial and senior management and regularly report to the Board;

(5)	establish and observe complaint procedures regarding accounting, internal accounting controls and auditing matters;

(6)	prepare the report required by the SEC to be included in our Proxy Statement; and

(7)	perform other duties and responsibilities as may be set forth in its charter.

Each member of the Audit Committee is independent for purposes of the NASDAQ listing standards as they apply to Audit Committee members. The Board has determined that each of Mr. Gullard, Mr. Haddrill and Mr. Patton qualify as Audit Committee financial experts under the rules of the SEC and meet the NASDAQ financial sophistication standards. For additional information concerning the Audit Committee and its charter, see “Report of the Audit Committee.”

Compensation Committee.    The Compensation Committee reviews all components of compensation of our executive officers and directors for consistency with the Company’s compensation philosophy. Consistent with NASDAQ listing standards, the Compensation Committee is charged with the responsibility of determining the compensation of Hamish N. Brewer, our Chief Executive Officer, and all other executive officers, including reviewing and approving salary, incentive and equity awards, employment, severance and change of control agreements and other special and supplemental benefits. The Compensation Committee can delegate to Chief Executive Officer and Chief Financial Officer the authority to grant and issue equity compensation awards, subject to the approval of the Chairman of the Compensation Committee. The Compensation Committee also approves the Compensation Discussion & Analysis for inclusion in the proxy statement. For more information on the responsibilities and activities of the Compensation Committee, including its process for determining executive compensation, see “Compensation Discussion and Analysis.” The Compensation Committee performs such other duties and responsibilities as may be set forth in its charter approved by the Board of Directors.

Each of the members of the Compensation Committee is independent for purposes of the NASDAQ listing standards. No member of management was present at any Compensation Committee meeting during 2011, except for Mr. Brewer, who was present at two meetings, and G. Michael Bridge, our Senior Vice President, General Counsel and Secretary, who was present at one meeting. None of such officers had any role at such meetings in setting his own compensation. For additional information concerning the Compensation Committee, see “Executive Compensation” and “Compensation Committee Interlocks and Insider Participation.”

Nominating and Governance Committee.    The Nominating and Governance Committee is charged with:

(1)	identifying individuals qualified to become Board members;

(2)	selecting, or recommending to the Board, director nominees for each election of directors;

(3)	developing and recommending to the Board criteria for selecting qualified director candidates;

(4)	considering committee member qualifications, appointment and removal;

(5)	recommending corporate governance principles applicable to the Company; and

(6)	providing oversight in the evaluation of the Board and each committee of the Board.

Each member of the Nominating and Governance Committee is independent for purposes of the NASDAQ listing standards. After reviewing its director qualification criteria, the Nominating and Governance Committee, in conformance with the NASDAQ listing standards, recommended that each of Mr. Gullard and Mr. Haddrill stand for re-election as a Class I Director of the Board at the 2012 Annual Meeting of Stockholders.

Risk Oversight

Our Board of Directors is responsible for oversight of our risk assessment and management process. The Board has delegated to the Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, and has delegated to the Audit Committee tasks related to risk process oversight. In exercising its oversight duties, the Board receives information from each committee chair regarding the committee’s considerations and actions. The Audit Committee’s process includes a review, at least annually, of our internal audit process, resources (internal and external), as well as the scope and methodology of the internal audit process.

In addition to the reports from the Audit and Compensation Committees, our Board periodically discusses risk oversight, including as part of its annual detailed corporate strategy review, and receives reports from officers when necessary of particular risks facing the Company. In addition, members of the Board participate in scheduled, monthly operational discussions between the Board and senior management of JDA.

Director Nominations

Director Qualifications.    Our directors play a critical role in guiding the Company’s strategic direction and oversee the management of the Company. The Nominating and Governance Committee’s goal is to assemble a Board of Directors that brings to the Company diverse perspectives and skills derived from high quality business and professional experience. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, background, personal and professional ethics, integrity and values, long-term commitment to representing the best interests of our stockholders and inquisitive and objective perspective and mature judgment. Additionally, director candidates must have sufficient time available to perform all Board and committee responsibilities. Consistent with its charter, the Nominating and Governance Committee evaluates and recommends to the Board director nominees for each election of directors. When reviewing proposed nominees for director, the Governance Committee considers the following factors:

•	the appropriate size of the Company’s Board and its committees;

•	the perceived needs of the Board for particular skills, background and business experience;

•	the skills, background, reputation, and business experience of nominees in relation to the skills, background, reputation, and business experience already possessed by other members of the Board;

•	nominees’ independence from management;

•	nominees’ experience with accounting rules and practices;

•	nominees’ background with regard to executive compensation;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee may also consider from time to time, such other factors as it may deem to be in the best interests of the Company and its stockholders. Other than considering the factors listed above, we have no stated minimum criteria for director nominees. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “Audit Committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under the NASDAQ listing standards.

Process for Identifying and Evaluating Candidates for Election to the Board.    The Nominating and Governance Committee reviews the qualifications and backgrounds of the current directors, as well as the overall composition of the Board, and recommends to the full Board the slate of directors to be nominated for election at the annual meeting of stockholders. In the case of incumbent directors whose terms of office are set to expire, the

Nominating and Governance Committee reviews such directors against the criteria set forth above in determining whether to recommend these directors for re-election. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Nominating and Governance Committee determines whether the candidate meets the independence standards set forth in the Sarbanes-Oxley Act of 2002, SEC rules and NASDAQ listing standards, and the level of the candidate’s financial expertise. Candidates for nomination by the Nominating and Governance Committee as director come to the attention of the Nominating and Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Nominating and Governance Committee at any point during the year. All director candidates for nomination by the Nominating and Governance Committee must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process, and the evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

In accordance with its charter and the Guidelines, the Nominating and Governance Committee’s review and assessment of incumbent directors and proposed nominees includes the consideration of a candidate’s skills, business experiences, and background, which may include with respect to any particular incumbent or proposed nominee consideration of one or more of the following criteria:

•	the extent of the director’s/proposed nominee’s educational, business, non-profit or professional acumen and experience;

•	whether the director/proposed nominee assists in achieving a mix of Board members that represents a diversity of background, perspective and experience;

•	whether the director/proposed nominee meets the independence requirements of the listing standards of NASDAQ;

•	whether the director/proposed nominee has the business experience relevant to an understanding of our business;

•	whether the director/proposed nominee would be considered a “financial expert” or “financially sophisticated” as defined in the listing standards of NASDAQ or applicable law;

•

whether the director/proposed nominee, by virtue of particular technical expertise, experience or specialized skill relevant to JDA’s current or future business, will add specific value as a Board member; and

•	whether the director/proposed nominee possesses a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

Stockholder Nominations.    Our bylaws provide that nominations of candidates for election as directors may be made by the Board or by stockholders. The Nominating and Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder provided that the recommendations are made in accordance with the procedures and deadlines specified in our bylaws. See “Stockholder Proposals for the 2013 Annual Meeting” on page 52 for more information on these procedures. For our 2012 annual meeting, stockholder nominations were due between August 6, 2012 and August 16, 2012. We did not receive any stockholder nominations for our 2012 annual meeting. Any recommendation for a director nominee submitted by a stockholder must be in writing and sent via registered, certified, or express mail to: Corporate Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260. Facsimile or other forms of electronic submissions will not be accepted.

Evaluation of any stockholder recommendations is the responsibility of the Nominating and Governance Committee under its charter. In the event of any stockholder recommendations, the Nominating and Governance Committee would evaluate the person recommended in the same manner as other persons considered by the Nominating and Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of September 21, 2012 by (i) each of our Directors, (ii) each of the current Named Executive Officers listed in the Summary Compensation Table, (iii) each stockholder known by the Company to be the beneficial owner of more than 5% of our outstanding Common Stock, and (iv) all of our directors and executive officers as a group.

The information in the following table has been presented in accordance with the rules of the SEC. Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Corporate Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)	Percentage of Class(2)
James D. Armstrong	1,257,208	2.9%
J. Michael Gullard	37,800	*
Arthur C. Young(3)	4,000	*
Richard Haddrill	11,600	*
Jock Patton	26,800	*
Hamish N. Brewer	316,758	*
Peter S. Hathaway	118,773	*
David R. King	40,644	*
Thomas Dziersk	39,161	*
G. Michael Bridge	27,861	*
Jason Zintak(4)	89,280	*
All directors and executives officers as a group (12 persons)(5)	1,896,208	4.4%
FMR, LLC(6)	4,238,375	9.8%
Praesidium Investment Management Company, LLC(7)	3,333,880	7.7%
BlackRock, Inc.(8)	3,287,289	7.6%
The Vanguard Group, Inc.(9)	2,297,380	5.3%
Wellington Capital Management Co., LLP(10)	2,270,322	5.3%
Ameriprise Financial, Inc.(11)	2,186,553	5.1%

(1)	For the following directors and named executive officers, the shares beneficially owned include the following numbers of shares that with respect to which such persons have the right to acquire beneficial ownership within 60 days of September 21, 2012:

Name	Shares
James D. Armstrong	4,000
J. Michael Gullard	16,000
Arthur C. Young	4,000
Richard Haddrill	4,000
Jock Patton	4,000
Hamish J. Brewer	117,956
Peter S. Hathaway	1,968
David R. King	688
Thomas Dziersk	590
G. Michael Bridge	10,492

(2)	The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.
(3)	According to Mr. Young’s Form 4 filed with the SEC on September 28, 2012, Mr. Young is a Partner of Tensile Capital Management, LLC (“Tensile”), which has a sub-advisory agreement with Blum Capital Partners, L.P. (“Blum LP”) whereby Mr. Young reimburses Blum LP and its affiliates for any board compensation he receives for service on our Board of Directors. Under the sub-advisory agreement and each of the partnership agreements for Stinson Capital Partners, L.P., Stinson Capital Partners C, L.P., Stinson Capital Partners QP, L.P. and Blum Strategic Partners IV, L.P., Mr. Young is deemed to hold each partnership’s pro rata share of the securities for the benefit of each partnership and each partnership is entitled to a pro rata portion of the securities issued. Accordingly, each partnership may be deemed to be the indirect beneficial owners of the securities to the extent of their pro rata interest therein, and each of Blum LP, Blum Strategic GP IV, L.L.C. and Mr. Young may be deemed to be indirect beneficial owners of the securities. Blum LP, Blum Strategic GP IV, L.L.C. and Mr. Young disclaim beneficial ownership of the securities, except to the extent of any pecuniary interest therein.
(4)	Mr. Zintak left the company on April 26, 2011. His beneficial ownership upon separation was 89,280 shares, as reported on his Form 4 filed with the SEC on April 28, 2011, which is the amount reported in the above table.
(5)	For all directors and executives officers as a group, the shares beneficially owned include 153,596 shares that such directors and officers have the right to acquire beneficial ownership within 60 days of September 21, 2012.
(6)	FMR, LLC, a Delaware limited liability company, is a Massachusetts-based asset and investment management company whose principal business address is 82 Devonshire Street, Boston, Massachusetts 02109. This information for FMR, LLC is derived from a Schedule 13G/A filed on September 10, 2012.
(7)	Praesidium Investment Management Company, LLC, a Delaware limited liability company, is a New York-based asset and investment management company whose principal business address is 747 Third Avenue, 35th Floor, New York, New York 10017. This information for Praesidium Investment Management Company, LLC is derived from a Schedule 13D/A filed on May 4, 2012.
(8)

BlackRock, Inc., a Delaware corporation, is a New York-based asset and investment management company whose principal business address is 40 East 52nd Street, New York, NY 10022. This information for BlackRock, Inc. is derived from Schedule 13G filed on January 20, 2012.

(9)	The Vanguard Group, Inc. is a Pennsylvania-based investment adviser whose address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information for The Vanguard Group, Inc. is derived from Schedule 13G filed on February 6, 2012.
(10)	Wellington Management Company, LLP is a Massachusetts-based investment adviser whose address is 280 Congress Street, Boston, Massachusetts 02210. This information for Wellington Capital Management Company, LLP is derived from Schedule 13G filed on February 14, 2012.
(11)	Ameriprise Financial, Inc., a Delaware corporation, is a Minnesota-based investment management company whose principal business address is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474. The security ownership of Ameriprise Financial, Inc. includes the holdings of Columbia Seligman Communications & Information Fund, Inc. and Columbia Management Investment Advisors, LLC. This information for Ameriprise Financial, Inc. is derived from a Schedule 13G/A filed on June 11, 2012.

EXECUTIVE OFFICERS OF THE COMPANY

The following sets forth information regarding our non-director executive officers as of the date of this proxy statement. For information regarding Hamish N. Brewer, our President and Chief Executive Officer and a director, see “Proposal 1 — Election of Directors — Information Concerning Directors.”

Name	Age	Title
Hamish N. Brewer	49	Director, President and Chief Executive Officer
Thomas Dziersk	49	Executive Vice President, Sales and Marketing
David L. Gai	49	Executive Vice President, Services
Peter S. Hathaway	57	Executive Vice President and Chief Financial Officer
David Kennedy	51	Executive Vice President and Chief Legal Officer
David R. King	68	Executive Vice President, Product Management and Development
Brian P. Boylan	51	Executive Vice President, Chief Human Resources Officer

Tom Dziersk has served as our Executive Vice President, Sales and Marketing since April 2011. Mr. Dziersk previously served as our Senior Vice President, Americas from August 2006 to April 2011. Prior to joining JDA, Mr. Dziersk served as President and Chief Executive Officer of SAMSys, Inc., a privately-held manufacturer of radio frequency identification reader (RFID) technology, from January 2006 to April 2006, and as President and Chief Executive Officer of ClearOrbit, Inc., a privately-held supply chain execution automation company, from December 2000 to August 2005. Prior to that, Mr. Dziersk served as Senior Vice President of Sales and Marketing of Essentus International, Inc. (formerly Richter Systems), a privately-held provider of business-to-business portal functionality and enterprise resource planning (“ERP”) software solutions for the apparel and footwear industries, from July 1999 to November 2000, and in various management and sales positions with JBA International, Inc., an ERP software firm, from June 1991 to May 1999 and with Loadstar Computer Systems, a provider of specialized software solutions for the automotive aftermarket industry, from June 1985 to June 1991. Mr. Dziersk received a Bachelor of Arts degree in Economics from the University of Michigan.

David L. Gai has served as our Executive Vice President of Services since July 7, 2011. In this role, Mr. Gai is responsible for JDA’s global services organization, including professional services (which entails implementation, education and strategic services), Cloud Services and support. Mr. Gai joined JDA from EMC, where he served as Vice President, Worldwide Services for the Content Management and Archival Division. Prior to EMC, he served as Executive Vice President, Worldwide Services of BEA Systems Inc. since August 2004 until 2008 and Senior Vice President, Worldwide Customer Support from 2003 to 2004. Prior to joining BEA, Mr. Gai served as President and Chief Executive Officer of Equitant Inc. from August 2001 to September 2002. Mr. Gai also served as Chief Executive Officer of French & Associates. He has also held senior management positions at Hewlett-Packard Services and Myers-Holum. He served as General Manager of North American outsourcing business at Hewlett-Packard from August 1998 to July 2001. Mr. Gai graduated from Sacramento State University with a Bachelor’s of Science Degree in Computer Science. He is a 2005 graduate of the Stanford Executive Institute.

Peter S. Hathaway has served as our Executive Vice President and Chief Financial Officer since July 2009. Prior to joining JDA, Mr. Hathaway served as Executive Vice President and Chief Financial Officer of Allied Waste Industries, Inc., which was at the time listed on the New York Stock Exchange, from 2003 to 2009 and in various executive and management positions with Allied Waste Industries, Inc. from 1995 to 2003, including Senior Vice President — Finance, Chief Accounting Officer, Vice President and Treasurer. Mr. Hathaway also served as Controller and Finance Director for certain Italian operations of Browning-Ferris Industries, Inc. from 1991 to 1995 and in various positions, including Senior Manager in the audit division, of Arthur Andersen LLP in Colorado, Italy, and Connecticut. Mr. Hathaway received a Bachelor of Science degree in Accountancy from Northern Arizona University.

David Kennedy has served as JDA’s Executive Vice President and Chief Legal Officer since May 2012. Prior to JDA, Mr. Kennedy served as General Counsel and Secretary for Better Place, a company that builds infrastructure networks for electric vehicles. From 2007 to 2009, Mr. Kennedy served as General Counsel and Secretary for Business Objects (acquired by SAP in January 2008). From 1989 to 2007, Mr. Kennedy served in various leadership roles within the legal department of a number of IBM business units, including IBM’s Information Management software group and IBM Global Services Europe. Mr. Kennedy received a Bachelor of Science degree in Business Administration and a Juris Doctor degree from the University of Connecticut.

David R. King has served as our Executive Vice President, Product Management and Development since December 2010. Mr. King previously served as our Senior Vice President, Product Management and Development from February 2009 to December 2010 and as our Senior Vice President, Product Development from January 2004 to January 2009. Prior to joining JDA, Mr. King served as Vice President Product Planning of Geac Computer Corp. Ltd, a Canadian software company, from August 2003 to December 2003, as Senior Vice President of Product Development and Chief Technology Officer of Comshare, Inc., a software company, from 1997 to 2003, and as its Director of Applied Technology and Research from 1991 to 1997, and in various management positions including Director, Advanced Product Design and Development of Execucom Systems Corporation, a provider of decision and executive support systems, from 1983 to 1991. Prior to that, Mr. King was a full-time faculty member responsible for teaching undergraduate and graduate courses in statistics, research methods, mathematical and computer modeling at Old Dominion University, the University of Maryland, and the University of South Carolina, from 1969 to 1982. Mr. King currently serves on the advisory boards for MIS at the University of Georgia. In addition, Mr. King has written over 50 articles and books in the areas of decision support, business intelligence and electronic commerce. Mr. King’s education includes a Bachelor of Sociology Degree, a Master of Sociology Degree, and a Ph.D. in Sociology with a minor in Mathematical Statistics from the University of North Carolina.

Brian P. Boylan has served as our Executive Vice President, Chief Human Resources Officer since September 2012. Mr. Boylan previously served as our Senior Vice President, Human Resources from April 2007 to September 2012 and as our Vice President, Human Resources from June 2005 to March 2007. Prior to joining JDA, Mr. Boylan was a founding partner of Alliance HR Advisors, a human resources consulting firm from 2004 to 2005. Mr. Boylan previously served as Senior Vice President of Legal Affairs and Human Resources of Asarco Inc., an international natural resource company, from 2001 to 2003, where he also served in various executive and management positions beginning in 1988, including Director of Employee Relations, Operations Manager and Vice President of Human Resources. Mr. Boylan also served as Assistant General Counsel for the New York City Office of Labor Relations Office from 1986 to 1987. Mr. Boylan received a Bachelor of Business Administration degree in Labor-Management Relations from Pace University and a Juris Doctor degree from the Brooklyn Law School.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Policies and Practices

The Company has adopted executive compensation policies to attract and retain highly motivated, qualified and experienced executives, as well as to drive the financial performance of the Company by providing equity and monetary rewards to management that are linked to the success of the Company and returns to stockholders. Effective, competitive executive compensation programs are essential to achieving these goals.

The Company’s Compensation Committee, or the “Committee,” through research, discussions with management, and the assistance of its own outside experts, seeks to ensure the Company’s executive compensation programs, levels, and practices are aligned with the long-term strategic goals of the company, competitive trends, and best practices. On an ongoing basis, the Committee reviews the Company’s programs and makes changes as appropriate to ensure alignment with long-term shareholder interests.

Our fiscal 2011 compensation programs include the following features:

•

Competitive Pay Position — Our base salaries are targeted at the 50th percentile of competitive market levels for companies in our sector that are similar in size and scope of operations. Our total compensation program places significant emphasis on performance-based compensation, so our target total cash compensation (base salary plus annual incentives) and total direct compensation (total cash plus long-term incentives) are targeted between the 50th and 75th percentiles. The Committee sets aggressive, yet realistic corporate performance goals that encourage our growth and, if achieved at or above target, can result in pay that is at the competitive 75th percentile or above.

•

Performance Based Compensation — Reflecting our performance-based pay philosophy, a significant portion of total compensation is delivered through performance-based programs based on achieving pre-established goals. In fiscal 2011, 83% of the compensation paid to our President and Chief Executive Officer was performance based, as was 78% of the compensation paid to our next four executives. All of the compensation provided via our short-term cash incentive plan and our long-term incentive plan to our named executive officers is based on pre-established performance goals.

•

Ownership Guidelines — In February 2011, the Board adopted stock ownership guidelines pursuant to which each of our non-employee directors is encouraged to hold certain numbers of shares of common stock of the Company. As of December 31, 2011, each non-employee director and executive officer subject to the stock ownership guidelines was in compliance.

In 2012, the Audit Committee determined that we would restate our annual and quarterly results for certain past fiscal years. The restatement does not reduce the aggregate reported revenue for these years but does change the time periods during which revenue was recognized. The Compensation Committee, with the assistance of an independent compensation consulting firm, Pay Governance LLC, and independent legal advice from Morgan Lewis & Bockius, LLP, has conducted a thorough review to determine whether any compensation adjustments for our named executive officers were appropriate in light of the restatement. The Compensation Committee noted the Audit Committee’s conclusions that there was no fraudulent or intentional wrongdoing on the part of any employee, including the named executive officers. The Audit Committee further found that the named executive officers acted in good faith, soliciting the advice of accounting experts, including outside accountants to ensure that revenue was properly accounted for. Finally, the Compensation Committee, with the confirmation of independent advisors determined that, assuming it would have made no other changes during the fiscal years in question, incentive compensation paid or awarded to the Company’s named executive officers would have been higher in some years, lower in others, and, in the aggregate, lower by approximately 5% over the period in question. Based on that determination and the other factors identified below under the heading “Consideration of Compensation Restatement”, the Compensation Committee concluded that, despite the financial restatement, a compensation adjustment for our named executive officers was not required or appropriate under these facts.

Executive Compensation Philosophy

Individual compensation decisions reflect the Committee’s judgment of an executive’s value to the business (including the market value of his or her skills, individual contribution and potential, and retention risk), as well as market competitiveness of total compensation opportunities and our business results. While base salary is generally targeted to approximately the median of the competitive market, actual total direct compensation may be above or below the median based on the Committee’s determination of the individual executive’s appropriate cash and equity incentive target award levels and the extent to which we actually achieve our annual performance goal. Our executive compensation program provides an opportunity for executives to exceed median short- and long-term compensation levels through outstanding personal and organizational performance.

Overriding Objectives

The central goal of our executive compensation program is the same as our goal for operating the Company: to create long-term stockholder value. To achieve this goal, the Committee has set the following specific objectives for our executive compensation program:

•	To motivate our executive officers to achieve and exceed the Company’s financial performance goals by rewarding success.

•	To effectively attract, retain, and motivate top quality executives who have the ability to significantly influence the long-term financial success of JDA.

•	To balance executive compensation levels with the Company’s annual budgets and long-term financial plans, strategic plans, business objectives, and stockholder expectations.

•

To provide senior executives with total compensation opportunities that are competitive in form and value with those of comparable companies, taking into account industry sector, market capitalization, revenues, profitability, and global operational focus.

•	To provide a compensation structure that is simple and well understood, that rewards accountability and that is closely tied to the Company’s key financial goals and strategic objectives.

Components of Compensation

The Committee has identified and annually evaluates the four main components of our executive compensation program: base salary, short- and long-term incentives, and employee benefits. Base salary provides a base level of market competitive compensation, designed to attract and retain individuals with the qualities necessary to ensure the short- and long-term financial success of JDA. Salaries are targeted at or near the 50th percentile of market comparisons, while recognizing individual differences in scope of responsibilities, qualifications, experience and leadership abilities. An additional significant portion of an executive’s total compensation opportunity is made available in the forms of cash and equity incentive awards, both of which are contingent upon meeting pre-defined annual corporate objectives and, in the case of equity incentive awards, continued service beyond an annual performance period. The design of these short- and long-term incentives assures that key executives involved in critical decisions that impact the Company’s success have a meaningful, competitively supportable portion of their total compensation opportunity linked to achievement of our performance objectives. Finally, we offer our executives employee benefits that are competitive within our talent market, on par with those offered our employees generally, designed to meet our business needs and that provide adequate individual protection.

Risk Considerations in Determining Compensation

We regularly assess our compensation policies and practices in response to current public and regulatory concerns about the link between incentive compensation and excessive risk taking by corporate executives. We have concluded that our compensation program does not motivate imprudent risk taking, and any risks involved in our compensation program are not reasonably likely to have a material adverse effect on JDA. In reaching these conclusions, we believe that the following risk oversight and compensation design features guard against excessive risk-taking:

•	Base salaries are consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•

Cash and equity incentive awards are earned on the basis of our achievement of adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets, which take into account not only revenue, but also expenses, which provide a simple, but encompassing and powerful, performance goal that aligns the strategies and efforts of the enterprise across operational groups and geographies, and which helps ensure that extraordinary compensation is tied to creation of enhanced value for stockholders;

•

Long-term compensation, including equity incentives, that, when combined with the stock ownership guidelines, rewards executives for driving high performance and sustainable, profitable, growth for stockholders over multiple years;

•	Limitations on both the maximum number of shares for which equity incentive awards may be granted in any given year under our equity compensation plan and the maximum size of any award; and

•	Ongoing Committee oversight of the operation of our compensation plans.

Stock Ownership Guidelines

The Board of Directors believes that each executive officer and director should develop a meaningful ownership position in the Company. Towards that end, in 2011 the Board adopted stock ownership guidelines for our executive officers and directors, pursuant to which each non-employee director is encouraged to hold shares of common stock of the Company having an aggregate value of at least three times the value of his or her annual cash retainer within three years after joining the Board. Additionally, the Company’s Chief Executive Officer is encouraged to hold shares of common stock of the Company having an aggregate value of at least three times his or her annual base salary, and our Chief Financial Officer and each Executive Vice President are encouraged to hold shares of common stock having an aggregate value of at least two times his or her annual base salary. New executive officers and directors are encouraged to reach these ownership thresholds within three years after hire. As of December 31, 2011, each executive officer and non-employee director subject to the stock ownership guidelines was in compliance.

Executive officers satisfy the applicable ownership guidelines if either (i) the aggregate price paid by the executive officer for JDA shares held equals or exceeds the relevant multiple of his or her current annual base salary, or (ii) the fair market value of JDA shares held equals or exceeds such amount, as calculated on the first trading day of each calendar year. All JDA shares owned directly by an executive officer, such individual’s spouse, minor children sharing such individual’s home, and any trust for which the individual is a trustee with voting and investment power, are treated as shares owned by such individual, as are unvested shares of Company restricted stock and shares underlying presently exercisable Company stock options held by the individual (net of that number of shares of common stock that such individual would need to sell to cover the options’ exercise price).

Role of Compensation Committee, Compensation Consultant and Management

Compensation Committee

The Committee has sole responsibility for determining and approving, on an annual basis, the compensation of our CEO and other executive officers. The Committee receives information and advice from its advisor(s) as well as from management to assist in compensation determinations.

The Committee establishes all elements of our Chief Executive Officer’s compensation after carefully considering all appropriate factors. For executives other than our Chief Executive Officer, the Committee establishes total compensation opportunities after considering both individual and Company-wide performance and salary recommendations provided by the Chief Executive Officer.

Compensation Committee Advisors

The Committee has the sole authority from the Board of Directors for the appointment, compensation and oversight of any advisors that may be engaged to assist the Committee in fulfilling its duties. In selecting advisors, the Committee considers a number of factors, including their independence.

Although NASDAQ has not issued listing requirements that establish the criteria to be considered by the Committee in evaluating independence of advisors, the Committee has considered those criteria recently specified by the SEC:

•	Whether the compensation consulting company employing the compensation advisor is providing any other services to the company;

•	How much the compensation consulting company who employs the compensation advisor has received in fees from the company, as a percentage of that person’s total revenue;

•	What policies and procedures have been adopted by the compensation consulting company employing the compensation advisory to prevent conflicts of interest;

•	Whether the compensation advisor has any business or personal relationship with a member of the compensation committee;

•	Whether the compensation advisor owns any stock of the company; and

•	Whether the compensation advisor or the person employing the advisor has any business or personal relationship with an executive officer of the issuer.

Following consideration of those factors, the Committee is satisfied that Morgan Lewis, Pay Governance and Towers Watson are each free of conflicts that may arise under those criteria and are independent. The role of each advisor is discussed further below.

Advisors during 2010 and 2011

In 2010, the Committee retained Towers Watson (formerly known as Watson Wyatt Worldwide) as its consultant to assist the Committee with its responsibilities related to our executive compensation programs, particularly in light of the growth and significant change in scope of the Company’s operations arising from our acquisition of i2 in January 2010.

In the second half of 2010, Towers Watson reviewed the Company’s executive compensation program and performed a market comparison of our program’s total compensation and individual pay elements. In conjunction with its review, Towers Watson recommended, and the Committee approved, an updated list of peer companies more consistent with the global nature of our business and our increased annual revenue and employee base following our i2 acquisition. Our selected peer group of companies have annual revenues for their most recent fiscal years that range from one half to two times our annual revenue. Our selected peer group for 2011 consists of the following companies:

¡	Blackboard Inc.

¡	Checkpoint Systems, Inc

¡	Compuware Corp.

¡	Factset Rsearch Systems, Inc.

¡	Fair Isaac Corp.

¡	Henry (Jack) & Associates

¡	Informatica Corp.

¡	Lawson Software, Inc.

¡	Micros Systems, Inc.

¡	MicroStrategy Inc.

¡	Parametric Technology Corp.

¡	Progress Software Corp.

¡	Quest Software, Inc.

¡	Red Hat Inc.

¡	Solera Holdings Inc

¡	Tibco Software, Inc.

¡	Verint Systems Inc.

During 2011, Towers Watson continued to support the Committee in fulfilling its responsibilities related to our executive compensation programs. The executive compensation services provided included assisting in defining the Company’s executive compensation strategy, providing a pay for performance analysis, advising on stock ownership guidelines, and providing regulatory and governance guidance.

Role of CEO and Management

While the Compensation Committee has sole responsibility to approve and monitor all compensation for our executive officers, management plays an important role in determining executive compensation. Management, at the request of the Committee, recommends financial goals and provides information to the consultant(s) necessary to facilitate analysis of competitive market data. Our Chief Executive Officer assists the Committee by providing his evaluation of the performance of our other executive officers and recommending compensation for those officers.

Tax and Accounting Considerations

In evaluating potential compensation alternatives, our Compensation Committee considers the possible impact of Section 162(m) of the Code. Section 162(m) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executives unless, among other things, such compensation is performance-based and has been approved by stockholders. Certain elements of the compensation paid to those of our executives who are “covered employees” under Section 162(m) may from time to time not be fully deductible. Since our stockholders did not approve certain provisions of our 2005 Performance Incentive Plan in 2010, we may not be able to fully deduct compensation paid to certain of our executives who are “covered employees” under Section 162(m) for compensation related to incentive awards beginning in 2010 until our stockholders approve certain provisions of our 2005 Performance Incentive Plan. However, considering our inability to deduct compensation pursuant to Section 162(m) for 2010 and our ability to utilize our significant net operating loss carryforwards for federal income tax purposes, which results in the payment of no federal income taxes, we do not believe there is a material effect on our business.

We have structured our executive compensation program with the intention that any provision of deferred compensation comply with Section 409A of the Code. Section 409A may impose additional taxes on any service provider entitled to deferred compensation that is not in compliance with that Code section.

Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the fair values (as determined under accounting standards) of our equity incentive awards, which reduces the amount of our reported profits. Because of this stock-based compensation expensing and the impact of its potential dilution to our stockholders, we closely monitor the number and the fair values of the equity awards we grant.

Compensation Elements in 2011

The following sections describe the various elements of the Company’s 2011 executive compensation program, including objectives, market positioning, structure, operation, and other information specific to 2011 payments, awards, and compensation adjustments.

Consideration of the Advisory Vote on Executive Compensation at the 2011 Annual Meeting of Stockholders.

Approximately 98.8% of the votes cast at our 2011 annual stockholders’ meeting, including abstentions, approved the compensation of our executive officers as disclosed in the “Executive Compensation” section of the proxy statement for the 2011 annual meeting. This “say-on-pay” vote was not binding. However, the Committee took this result into consideration in determining to continue the overall design and implementation of our executive compensation program since the 2011 annual meeting. The Committee intends to continue to consider the outcome of annual advisory votes when making future executive compensation decisions.

The 2011 Named Executive Officers

This Compensation Discussion and Analysis describes the compensation of the named executive officers listed in the Summary Compensation Table. The named executive officers include the principal executive officer, the principal financial officer, the three other most highly compensated executive officers who were serving as executive officers at December 31, 2011, and a former executive officer who would have been one of the three other most highly compensated executive officers in 2011 but left the Company before the end of the fiscal year (the “Named Executive Officers”).

Base Salary

Individual base salary is established based upon appropriate competitive reference points, internal responsibilities and an executive’s ability to contribute to the Company’s success, and at a level that we believe is sufficient to attract and retain individuals with the qualities necessary for the long-term financial success of JDA. Historically, our Compensation Committee’s policy has been to set the initial base salary for each executive position at or near the median for comparable positions within the selected peer group companies recommended by Towers Watson. Each executive officer’s base salary is reviewed annually by the Committee and is subject to adjustment to take into account the executive’s role, responsibilities, experience, tenure, individual performance and contribution to the organization’s results as determined by the Chief Executive Officer (or the Committee, for decisions concerning CEO compensation), in addition to the compiled market data.

In reviewing and setting base salaries for 2011, the Committee considered the factors referred to above, as well as the informal input of management and Committee members regarding anticipated compensation changes at other comparable companies, and more formal comparative data obtained in September 2010 from Towers Watson. Taking into account each of these factors, the Committee made the following adjustments to base salaries for the executive officers in 2011:

Named Executive Officer	Title	2010	2011
		Base Salary	Base Salary
Hamish N. Brewer	Director, President and Chief Executive Officer	$520,000	$600,000
Peter S. Hathaway	Executive Vice President and Chief Financial Officer	364,000	378,560
David R. King	Executive Vice President, Product Management and Development	286,000	330,000
Thomas Dziersk	Executive Vice President, Sales and Marketing	312,000	450,000
G. Michael Bridge	Senior Vice President and General Counsel	260,000	270,400
Jason Zintak	Executive Vice President, Sales and Marketing	390,000	390,000

The Committee adjusted Mr. Brewer’s base salary after taking into account his performance and contributions to the organization, as well as his performance relative to our peer group and the comparative salary data provided by Towers Watson, which indicated that Mr. Brewer’s base salary was below the median for the market. After adjustment, Mr. Brewer’s salary remained below the market median according to the analysis provided by Towers Watson. The Committee adjusted Mr. King’s base salary after taking into account his role, tenure, performance and contributions to the organization as determined by the CEO and the comparative data provided by Towers Watson which indicated that Mr. King’s base salary was below the median for the market. After adjustment, Mr. King’s base salary was slightly above the market median. The Committee increased

Mr. Dziersk’s base salary above the market median in recognition of his increased and global responsibility in his new role as Executive Vice President of Sales and Marketing and his individual performance and contribution to the organization in his previous role as Senior Vice President of Sales for the Americas. The remaining executive officers received base salary increases consistent with increases provided to JDA employees generally for 2011.

Annual Cash Incentives

The Company’s annual cash incentive program is structured to align the incentive compensation of all employees, including the executive officers, with the annual operating goals and objectives of the Company. The Committee sets executive officer target annual cash incentive amounts at or above the median target for comparable positions within our peer group of companies, and ties the target annual cash incentive to our achievement of an aggressive, yet realistic performance goal that encourages our growth. The Compensation Committee believes this approach to annual cash incentive compensation encourages management to maximize our business performance and enables us to reward exceptional performance with total short-term compensation that exceeds our peer group median.

Our annual cash incentive program in 2011 (the “2011 Cash Incentive Plan”) targets what, in the Committee’s judgment, is the most important measure of the Company’s operating performance driving the creation of stockholder value: EBITDA. To provide for consistent period-to-period measurement of actual performance against goal, the Committee adjusts both the target EBITDA goal and actual results to exclude non-cash charges, such as amortization of intangibles and stock-based compensation, and certain charges that impact the comparability of one period to another. The Committee believes that the use of an adjusted EBITDA target provides a simple, but encompassing and powerful, performance goal that aligns the strategies and efforts of the enterprise across operational groups and geographies. The Committee also believes that an adjusted EBITDA target helps ensure that extraordinary compensation is tied to creation of enhanced value for stockholders rather than excessive risk-taking motivated by short-term personal gain, and serves to motivate performance against a key metric in the Company’s credit facilities.

The Committee established a 2011 adjusted EBITDA target of $183.0 million, an increase of $22 million over the 2010 actual EBITDA result of $160.9 million. This increased adjusted EBITDA target reflected the Committee’s and management’s view of the sales and profit potential of the Company during 2011 and reflected what in the Committee’s opinion was an aggressive yet realistic target based on organic growth.

Under the 2011 Cash Incentive Plan, our Named Executive Officers would earn no cash incentive if our adjusted EBITDA did not attain a threshold level of at least $155.0 million. For 2011, if our actual adjusted EBITDA fell between the threshold of $155.0 million and the target of $183.0 million, our Named Executive Officers would earn a prorated cash incentive ranging from 50% to 100% of the Named Executive Officer’s target cash incentive. If our actual adjusted EBITDA for 2011 exceeded $183.0 million, each Named Executive Officer would earn 100% of his target cash incentive plus an additional amount prorated on a straight-line basis.

The following table sets forth for each Named Executive Officer the 2011 annual target cash incentive set by the Committee at the beginning of the year and the actual cash incentive earned under the 2011 Cash Incentive Plan. The Committee set the target level of the 2011 cash incentive for the Named Executive Officers based on the executive’s role, individual performance and contribution to the organization’s results as determined by the Chief Executive Officer (or the Committee, for decisions concerning CEO compensation), in addition to the comparative data and peer group analysis obtained in September 2010 from Towers Watson. The target cash incentives for 2011 for each of the Named Executive Officers were set at or above the market and peer group median. The Company’s actual 2011 adjusted EBITDA, as determined by the Audit Committee in January 2012, was $179.6 million, thus qualifying each Named Executive Officer to receive approximately 94% of his target award. The 94% achievement level does not include any impacts resulting from the restatement, as those results were not known and did not impact actual employee performance in 2011.

		2011 Target Cash Incentive	2011 Earned Cash Incentive
Hamish N. Brewer	Director, President and Chief Executive Officer	$600,000	$564,000
Peter S. Hathaway	Executive Vice President and Chief Financial Officer	400,000	376,000
David R. King	Executive Vice President, Product Management and Development	295,000	277,300
Thomas Dziersk(1)	Executive Vice President, Sales and Marketing	431,250	398,625
G. Michael Bridge	Senior Vice President and General Counsel	250,000	235,000
Jason Zintak(2)	Executive Vice President, Sales and Marketing	450,000	112,500

(1)	Mr. Dziersk was promoted to Executive Vice President, Sales and Marketing on April 26, 2011 and thereafter participated in the 2011 Cash Incentive Plan with an annual target cash incentive of $450,000. Prior to April 26, 2011, Mr. Dziersk participated in an annual commission-based cash incentive plan with an annual target cash incentive of $375,000 and did not participate in the 2011 Cash Incentive Plan. His 2011 actual cash incentive represents a combination of his actual commission earned in 2011 prior to April 26, 2011 and his cash incentive earned under the 2011 Cash Incentive Plan after that date.

(2)	Mr. Zintak served as our Executive Vice President, Sales and Marketing until his resignation on April 26, 2011. Of his total 2011 earned cash incentive, $112,500 represents the amount he earned prior to his employment termination date.

Earned annual cash incentive awards are prorated and typically paid in quarterly installments, based upon the Company’s annualized year-to-date achievement of its annual adjusted EBITDA goal. At the Compensation Committee’s discretion, a portion of each quarterly cash incentive installment may be held back during the first three quarters of the year to be paid after the Company’s Audit Committee determines the actual adjusted EBITDA performance for the year in January of the following year. The same calculation method is applied to Named Executive Officers and other employees alike.

Equity Incentive Awards

The Committee provides long-term equity incentive awards to our Named Executive Officers under our 2005 Performance Incentive Plan, which was approved by our stockholders at the 2005 annual meeting of stockholders. Under the 2005 Performance Incentive Plan, the Committee is authorized to grant restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and deferred compensation awards, but not stock options.

The Committee has aligned the Company’s equity incentive program with its annual cash incentive program by structuring awards under both programs to reward executives for the Company’s achievement of its adjusted EBITDA goals. Consistent with its past use of equity incentives, in 2011, the Committee granted to our Named Executive Officers performance share awards under the 2005 Performance Incentive Plan that are structured to balance the Committee’s objective of incentivizing management to achieve high levels of corporate performance with stockholder concerns regarding equity dilution. The Committee set the target level of the 2011 performance share awards for the Named Executive Officers based on the executive’s role, individual performance and contribution to the organization’s results as determined by the Chief Executive Officer (or the Committee, for decisions concerning CEO compensation), in addition to the comparative data and peer group analysis obtained in September 2010 from Towers Watson. The target level for each of the Named Executive Officers was set at or above the competitive median.

The vesting provisions of the 2011 performance share awards are designed to provide an incentive to our executive management team to both (a) successfully achieve the adjusted EBITDA target set by the Committee for 2011, and (b) remain with the Company and continue to build stockholder value over the two-year period following the initial vesting of the award. Performance shares are earned and vest based upon a combination of the extent to which our actual adjusted EBITDA performance for the year meets or exceeds the adjusted

EBITDA goal set by the Committee and the executive’s continued employment with the Company following the measurement year. No portion of a performance share award is earned unless we achieve at least a minimum adjusted EBITDA threshold for the year. The target number of performance shares subject to an executive’s award are earned if the Company’s target adjusted EBITDA goal is attained for the year. If our adjusted EBITDA for the year falls between the threshold and target levels, executives will earn between 50% and 100% of the their target number of performance shares, prorated for our actual performance. If our actual performance exceeds the adjusted EBITDA target for the year, the number of performance shares earned increases pro rata up to a maximum of 125% of the target award. Upon our determination of the extent to which the adjusted EBITDA goal has been achieved for the year, 50% of the earned performance shares vest immediately, while the remaining 50% of the earned award vests in two annual installments, provided the executive remains a JDA employee.

As with the 2011 Cash Incentive Plan, the 2011 target performance share awards for the Named Executive Officers were set by the Compensation Committee at the beginning of the year, based on achieving target 2011 adjusted EBITDA of $183.0 million. Provided that a minimum adjusted EBITDA threshold of $155.0 million was achieved, 50% of the target number of performance shares subject to an award would be earned. For 2011, if actual adjusted EBITDA achieved fell between the minimum threshold and the target adjusted EBITDA of $183.0 million, a prorated portion of the target number of performance shares would be earned. If adjusted EBITDA for the year exceeded $183.0 million, the Named Executive Officers would have earned 100% of their target number of performance shares plus an additional amount prorated on straight-line basis up to a maximum of 125% of their target number of performance shares for adjusted EBITDA of $198.0 million.

The following table sets forth for each Named Executive Officer the 2011 target performance share award established by the Compensation Committee and the actual number of performance shares earned for 2011. The Company’s actual 2011 adjusted EBITDA, as determined by the Audit Committee in January 2012, was $179.6 million, thus qualifying each Named Executive Officers to earn approximately 94% of his target performance share award. The 94% achievement level does not include any impacts resulting from the restatement as those results were not known and did not impact actual employee performance in 2011.

Named Executive Officer	Title	2011 Target Performance Shares	2011 Earned Performance Shares(2)
Hamish N. Brewer	Director, President and Chief Executive Officer	82,868	77,896
Peter S. Hathaway	Executive Vice President and Chief Financial Officer	32,313	30,375
David R. King	Executive Vice President, Product Management and Development	32,313	30,375
Thomas Dziersk	Executive Vice President, Sales and Marketing	34,032	31,990
G. Michael Bridge	Senior Vice President and General Counsel	4,738	4,454
Jason Zintak(1)	Executive Vice President, Sales and Marketing	50,000	—

(1)	Mr. Zintak left the Company on April 26, 2011, and therefore was not eligible to earn 2011 performance shares.
(2)	Earned performance shares vested 50% on the date on which we filed our 2011 Annual Report on Form 10-K, with the remaining 50% of the earned performance shares vesting in two annual installments, subject to continued employment with JDA.

Benefits

The Company provides officers with certain employee benefits to adequately protect the executive and his or her immediate family in the event of illness, disability, or death. Named Executive Officers are eligible for health and welfare benefits available to all eligible Company employees during active employment under the same terms and conditions. We offer a comprehensive benefits program, which includes health, dental and vision coverage, short and long-term disability plans, life insurance and accidental death and dismemberment coverage, as well as a 401(k) savings plan.

Consideration of Compensation Restatement

In January 2012, we disclosed that we had received a subpoena from the Division of Enforcement and a comment letter from the Division of Corporation Finance of the SEC requesting information and documents related to revenue recognition and other accounting and financial reporting matters for certain past fiscal years. In response to the SEC’s inquiries, our Audit Committee promptly commenced an investigation into our revenue recognition policies and the application of these policies during the periods in question, engaged an outside accounting firm separate from our independent auditors and engaged special counsel to undertake a fact-finding investigation. Our outside legal counsel also assisted in this investigation. Based on the Audit Committee’s review of our revenue recognition policies and the application of these policies for the fiscal years in question, the Audit Committee, relying upon the advice of its expert advisors, including Deloitte & Touche, LLP, made a determination that the Company’s annual and quarterly results for certain past fiscal periods would be restated.

While there was no question as to the existence of the reported revenue, the restatement changed the time period during which certain revenue was recognized, as follows: (i) certain software license revenue linked to associated services agreements was deferred from the quarter originally recognized, into the quarter when the services agreement was executed, which was often the immediately subsequent quarter; and (ii) revenue associated with certain software license agreements and related services was deferred and recognized over the longest period for any undelivered services, often three years, or when vendor specific objective evidence of fair value was obtained.

Following the Audit Committee’s review, the Compensation Committee, with the assistance of independent compensation consulting firm, Pay Governance LLC, and independent legal advice from Morgan, Lewis & Bockius, LLP, conducted its own review to determine whether any compensation adjustments for our current and former executive officers were appropriate in connection with the financial restatement.

The Compensation Committee considered the following conclusions regarding the conduct of management reached by the Audit Committee in connection with its investigation:

•	There was no fraudulent or intentional wrongdoing on the part of any member of management and management acted in good faith to ensure that revenue was properly accounted for.

•

The record demonstrates that when the accounting issue was brought to its attention, management went beyond standard protocols in an effort to ensure that revenue, and, in particular, the handful of critical contracts which resulted in a large part of the revenue changes, were properly recorded in the financial records of the Company.

The Compensation Committee also reviewed and considered a number of additional factors, including (i) both our Chief Executive Officer and our Chief Financial Officer were responsible for the financial statements when issued, despite the lack of fraudulent or intentional wrongdoing, (ii) the cultural and behavioral environment it wishes to encourage, (iii) notwithstanding the proper timing of revenue recognition, the critical contracts referred to above represented an important new strategic business focus for the Company and would have been pursued in any event, (iv) the Committee’s intent to provide incentives to management to increase profitable revenues, which management successfully implemented by growing its “cloud” operations (e.g., licensed products installed at the Company’s data center instead of the customer’s location) without regard to how those revenues were accounted for, and (v) in light of the fact that the restatement results in a timing effect, but not a reduction in overall revenue, the achievements the Committee wished to support were not adversely affected.

During fiscal years 2007 through 2011, our executive officers received cash bonuses and certain equity awards based on the Company’s achievement of adjusted EBITDA targets. To determine the impact of the restatement on that incentive compensation, the Compensation Committee compared the dollar amount of the cash incentive compensation paid and the grant date fair value of each equity award granted to our current and former executive officers during fiscal years 2007 through 2011 to the dollar amount that would have been paid and the grant date fair value of each equity award that would have been granted to our current and former executive officers based on the Company’s financial statements in the form in which they would have been presented to the Committee at such times, with the correct revenue reporting rules as now known.

The Committee determined that over the five-year historical period analyzed, the incentive compensation and equity awards would have been higher in some years, lower in others, and in the aggregate, lower by only approximately 5% of the amounts paid or awarded over the period in question. For the Company’s current Named Executive Officers, the aggregate change in incentive compensation equated to approximately 3.5% of the amounts paid or awarded over the period in question. As a result, the Compensation Committee further determined that despite the financial restatement, incentives earned by members of management were only slightly higher than they otherwise would have been had the Company been aware of the correct revenue reporting rules and assuming the Compensation Committee would have made no other changes to the Company’s compensation program during this period based on the revised information.

Based on all of the factors identified herein, the Compensation Committee concluded that there was not a compelling case that a compensation adjustment for our current or former officers was required or appropriate under these facts and the Compensation Committee determined not to make one.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE

Jock Patton, Chairman J. Michael Gullard Richard Haddrill Arthur C. Young

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning total compensation provided to Named Executive Officers for services rendered in all capacities during the years ended December 31, 2011, 2010 and 2009. The Named Executive Officers include the principal executive officer, the principal financial officer, the three other most highly compensated executive officers who were serving as executive officers at December 31, 2011, and a former executive officer who would have been one of the three other most highly compensated executive officers in 2011 but left the Company before the end of the fiscal year.

Name and Principle Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Hamish N. Brewer	2011	$600,000	—	$2,486,040	$564,000	$5,108	$3,655,148
Director, President and Chief	2010	515,000	—	2,000,392	567,750	5,108	3,088,250
Executive Officer	2009	479,614	—	1,523,419	371,875	5,108	2,380,016
Peter S. Hathaway	2011	374,920	—	965,165	376,000	7,390	1,723,475
Executive Vice President	2010	360,500	—	1,331,500	378,500	7,390	2,077,890
and Chief Financial Officer	2009	159,295	—	1,494,000	163,476	6,077	1,822,848
David R. King	2011	330,000	—	965,165	277,300	10,191	1,582,656
Executive Vice President, Product	2010	275,544	—	466,744	236,563	10,112	988,963
Management and Development	2009	244,177	—	248,682	239,063	10,112	742,034
Thomas Dziersk	2011	415,500	—	1,013,571	398,625	15,108	1,842,804
Executive Vice President,	2010	309,000	—	400,089	417,936	5,108	1,132,133
Sales and Marketing	2009	300,000	—	348,158	287,417	26,502	962,077
G. Michael Bridge	2011	267,800	—	142,140	235,000	5,108	650,048
Senior Vice President,	2010	254,262	—	332,875	236,563	5,108	828,808
General Counsel and Secretary	2009	237,048	—	198,951	212,500	5,108	653,607
Jason Zintak (4)	2011	124,250	—	1,500,000	112,500	1,274,565	3,011,315
Executive Vice President,	2010	386,250	—	1,331,500	428,108	821	2,146,679
Sales and Marketing	2009	139,423	—	1,560,800	174,611	306	1,875,140

(1)	The amounts shown in this column reflect the aggregate grant date fair value of performance share awards computed in accordance with FASB ACS Topic 718, excluding the effect of estimated forfeitures and based on the probable outcome of the performance conditions as of the grant date of the award. For a more detailed discussion of the assumptions used to calculate the fair value of each stock award, refer to Note 15 to our Consolidated Financial Statements contained in Part IV, Item 15 of our Form 10-K filed on August 6, 2012 for the year ended December 31, 2011. These amounts do not reflect whether the Named Executive Officer has actually realized or will realize a financial benefit from the award as a result of earning and vesting in the award. For performance share awards granted in 2011, the maximum possible payout is 125% of the target value, the grant date fair value of which would be as follows:

•	Mr. Brewer: $3,107,550

•	Mr. Hathaway: $1,206,457

•	Mr. King: $1,206,457

•	Mr. Dziersk: $1,266,964

•	Mr. Bridge: $177,675

•	Mr. Zintak: $1,875,000

(2)

The amounts shown in this column, other than for Mr. Dziersk and Mr. Zintak, reflect non-equity incentive payments earned pursuant to our annual cash incentive plans. Mr. Dziersk was promoted to Executive Vice President, Sales and Marketing on April 26, 2011 and thereafter participated in the 2011 Cash Incentive Plan with an annual target cash incentive of $450,000. Prior to April 26, 2011, Mr. Dziersk participated in an annual commission-based cash incentive plan with an annual target cash incentive of $375,000 and did not participate in the 2011 Cash Incentive Plan. Mr. Dzierk’s 2011 actual cash incentive represents a combination of his actual commission earned in 2011 prior to April 26, 2011 and his cash incentive earned under the 2011 Cash Incentive Plan after that date. For Mr. Zintak, $112,500 represents non-equity incentive payments earned up to April 26, 201, his date of departure.

(3)	The amounts shown in this column reflect amounts paid to our Named Executive Officers in respect of (i) matching contributions under our 401(k) plan, group term life insurance premiums, and long-term disability premiums. For Mr. Dziersk, the amounts shown for 2009 also reflect reimbursements in respect of temporary housing and relocation expenses in the amount of $21,394. For Mr. Zintak, the amounts shown also reflect the following payments pursuant to his severance agreement (i) $780,000, which represents 24 months of base salary; (ii) $450,000, an amount equal to one year’s target annual cash incentive award for the year in which termination occurs; and $36,750, which represents additional severance to compensate Mr. Zintak for the balance due in connection with the 60 day notice period under Mr. Zintak’s employment agreement.

(4)	Mr. Zintak, previously our Executive Vice President, Sales and Marketing, left the Company on April 26, 2011. At that time, his base salary was $390,000. Mr. Zintak received severance benefits of $1,266,750 in 2011 pursuant to the Confidential Separation and Release Agreement entered into with Mr. Zintak upon his termination of employment. These severance benefits are further described in detail below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Discussion of Summary Compensation Table

The base salary paid to each Named Executive Officer is initially determined by negotiation at the time of hiring and reflected in an employment agreement with the Company. Base salaries of executives are reviewed annually by the Compensation Committee for adjustments based on merits and comparisons to our peer group of companies, as further discussed under “Compensation Discussion and Analysis — Compensation Elements in 2011 — Base Salary.” Below is a summary of the terms of the employment agreement with each of our current Name Executive Officers regarding compensation. For a discussion of the terms of their employment agreements regarding termination of employment and a change in control of the Company, see “Potential Payments Upon Termination or Change in Control” below.

Hamish N. Brewer.    We entered into our current employment agreement with Mr. Brewer, President and Chief Executive Officer, on September 8, 2009. The agreement provides for at-will employment having no fixed term. Under the agreement, Mr. Brewer is (i) entitled to an annual salary of at least $500,000, subject to annual review, (ii) eligible to participate in the Company’s annual cash incentive program, (iii) eligible to be granted equity awards at the discretion of the Board of Directors, (iv) eligible for all fringe benefits provided to JDA executives generally, and (v) entitled to reimbursement of all reasonable business expenses in accordance with Company policy.

Peter S. Hathaway.    We entered into our current employment agreement with Mr. Hathaway, Executive Vice President and Chief Financial Officer, on his initial hire date of July 20, 2009. The agreement provides for at-will employment having no fixed term. Under the agreement, Mr. Hathaway is (i) entitled to an annual salary of at least $350,000, subject to annual review, (ii) eligible to participate in the Company’s annual cash incentive program with a minimum target amount of $350,000, (iii) eligible to be granted equity awards at the discretion of the Board of Directors, (iv) eligible for all fringe benefits provided to JDA executives generally, and (v) entitled to reimbursement of all reasonable business expenses in accordance with Company policy. In addition, Mr. Hathaway’s agreement provides for the grant to him of certain initial equity awards, comprised of 100,000 restricted stock units and 25,000 performance shares, and a guaranteed 2010 target award of 50,000 performance shares, all of which have been granted.

David R. King.    We entered into our current agreement with Mr. King, Executive Vice President, Product Management and Development, on April 26, 2011. The agreement provides for at-will employment having no fixed term. Under the agreement, Mr. King is (i) entitled to an annual salary of at least $333,000, subject to annual review, (ii) eligible to participate in the Company’s annual cash incentive program, (iii) eligible to be granted equity awards at the discretion of the Board of Directors, (iv) eligible for all fringe benefits provided to

JDA executives generally, and (v) entitled to reimbursement of all reasonable business expenses in accordance with Company policy.

Thomas Dziersk.    In April 2011, Mr. Dziersk was promoted from Senior Vice President, Americas to Executive Vice President, Sales and Marketing. In connection with this promotion, we entered into our current agreement with Mr. Dziersk on April 26, 2011. The agreement provides for at-will employment having no fixed term. Under the agreement, Mr. Dziersk is (i) entitled to an annual salary of at least $450,000, subject to annual review, (ii) eligible to participate in the Company’s annual cash incentive program, (iii) eligible to be granted equity awards at the discretion of the Board of Directors, (iv) eligible for all fringe benefits provided to JDA executives generally, and (v) entitled to reimbursement of all reasonable business expenses in accordance with Company policy.

G. Michael Bridge.    We entered into an agreement with Mr. Bridge, Senior Vice President, General Counsel and Secretary, on October 8, 2009. The agreement provides for at-will employment having no fixed term. Under the agreement, Mr. Bridge is (i) entitled to an annual salary of at least $237,048, subject to annual review, (ii) eligible to participate in the Company’s annual cash incentive program, (iii) eligible to be granted equity awards at the discretion of the Board of Directors, (iv) eligible for all fringe benefits provided to JDA executives generally, and (v) entitled to reimbursement of all reasonable business expenses in accordance with Company policy.

Effective March 9, 2012, we entered into a separation and release agreement with Mr. Bridge which replaces and supersedes his prior employment agreement except for provisions in his employment agreement related to forfeiture of severance benefits, conflicts of interest, post-termination competition, confidentiality and proprietary rights, nonsolicitation, injunctive relief, arbitration and certain general provisions. Under the separation and release agreement, until the earlier of March 31, 2013 or the initial vesting date of Mr. Bridge’s performance shares granted in connection with the Company’s annual equity incentive program for 2012 (the “Service Date”), Mr. Bridge shall (i) continue to receive his base salary in effect on March 9, 2012, adjusted for any annual increases given to JDA executives in 2012, (ii) maintain his existing fringe benefits, and (iii) participate in the Company’s 2012 cash incentive program. Upon the Service Date, Mr. Bridge will receive any accrued and unused paid time off and, if he signs a supplemental release within 21 days following the Service Date: (i) 12 months of base salary in the amount of $270,400, plus any annual increase percentage applicable to other JDA executives in 2012, (ii) one year’s bonus in the amount of $250,000, (iii) a pro rata portion of base salary representing payment in lieu of a 60 day notice period, (iv) accelerated vesting of all earned but unvested performance shares awards granted under the 2005 Performance Incentive Plan during 2010, 2011 and 2012; (v) if elected, payment of COBRA premiums for up to 18 months following the Service Date; and (v) the ability to exercise any unexercised stock options that have not terminated until the earlier of October 19, 2013 or the expiration of the option’s term (collectively, the “Benefits”). If we terminate Mr. Bridge’s employment without cause prior to the Service Date, Mr. Bridge shall receive (i) his base salary and fringe benefits to the Service Date, (ii) his cash incentive under the Company’s 2012 cash incentive program, (iii) a settlement of his 2012 performance share awards, and (iv) the Benefits.

Jason Zintak.    Prior to the termination of his employment on April 26, 2011, Mr. Zintak served as our Executive Vice President, Sales and Marketing pursuant to an employment agreement entered into with the Company on August 18, 2009. That agreement provided for at-will employment having no fixed term. Under the agreement, Mr. Zintak was (i) entitled to an annual salary of at least $370,000, subject to annual review, (ii) eligible to participate in the Company’s annual cash incentive program with a minimum target amount of $450,000, (iii) eligible to be granted equity awards at the discretion of the Board of Directors, (iv) eligible for all fringe benefits provided to JDA executives generally, and (v) entitled to reimbursement of all reasonable business expenses in accordance with Company policy. In addition, Mr. Zintak’s agreement provided for the grant to him of certain initial equity awards, comprised of 100,000 restricted stock units and 30,000 performance shares, and a guaranteed target awards of 50,000 performance shares for each of 2010, 2011 and 2012, all of which were granted.

2011 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to the grant of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2011:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Hamish N. Brewer	1/28/2011	$300,000	$600,000		41,434	82,868	103,585	$2,486,040
Peter S. Hathaway	1/28/2011	200,000	400,000		11,846	23,691	29,614	710,730
	4/26/2011				4,311	8,622	10,778	254,435
David R. King	1/28/2011	147,500	295,000		11,846	23,691	29,614	710,730
	4/26/2011				4,311	8,622	10,778	254,435
Thomas Dziersk	1/28/2011	—	431,250		9,477	18,953	23,691	568,590
	4/26/2011				7,540	15,079	18,849	444,981
G. Michael Bridge	1/28/2011	125,000	250,000		2,369	4,738	5,923	142,140
Jason Zintak	1/28/2011	225,000	450,000		25,000	50,000	62,500	1,500,000

(1)	The amounts in these columns reflect the potential threshold and target amounts payable to our Named Executive Officers under our 2011 Cash Incentive Plan (for 2011, there was no maximum amount) based upon the extent of our achievement of our 2011 adjusted EBITDA goal. For a discussion of the award formula under our 2011 Cash Incentive Plan, see “Compensation Discussion and Analysis — Compensation Elements in 2011 — Annual Cash Incentives.” For 2011, the Company achieved a level of adjusted EBITDA which resulted in a payout of approximately 94% of the target award.

(2)	The amounts in these columns reflect the threshold, target, and maximum numbers of shares issuable to our Named Executive Officers pursuant to their respective 2011 performance share awards under our 2005 Performance Incentive Plan based upon the extent of our achievement of our 2011 adjusted EBITDA goal. For a discussion of the award formula under our 2011 performance share awards, see “Compensation Discussion and Analysis — Compensation Elements in 2011 — Equity Incentive Awards.” For 2011, the Company achieved a level of adjusted EBITDA which resulted in our Named Executive Officers earning approximately 94% of the target award. Fifty percent of the earned award vested on the on the date on which we filed our 2011 Annual Report on Form 10-K, and the remainder of the award will vest in installments on the first two anniversaries of such date, subject to the executive’s continued employment with JDA.

(3)	The dollar value reported in this column reflects the grant date fair value of such stock awards determined by multiplying the target number of performance shares under each award by the closing prices per share on the NASDAQ of $30.00 and $29.51 on the grant dates of January 28, 2011 and April 26, 2011, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning outstanding equity awards held by our Named Executive Officers as of December 31, 2011:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock Held that Have Not Yet Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Hamish N. Brewer	115,000	$14.88	4/14/2014	21,737	$704,061	82,868	$2,684,095
Peter S. Hathaway				23,066	747,108	65,646	2,126,274
David R. King				4,898	158,646	32,313	1,046,618
Thomas Dziersk				4,415	143,002	34,032	1,102,296
G. Michael Bridge	10,000	16.80	9/19/2013	3,529	114,304	4,738	153,464
Jason Zintak				—	—	—	—

(1)	The totals in this column include shares or units that had not vested as of December 31, 2011. Of those:

•	For Mr. Brewer, 2,475 shares that became fully vested as of January 28, 2012 and 19,262 shares that vest ratably on a monthly basis through January 28, 2013;

•

For Mr. Hathaway, 9,700 shares that vest ratably on a monthly basis through July 20, 2012, 540 shares that vest ratably on a monthly basis through January 28, 2012 and 12,826 shares that vest ratably on a monthly basis through January 28, 2013;

•	For Mr. Dziersk, 565 shares that became fully vested as of January 28, 2012 and 3,850 shares that vest ratably on a monthly basis through January 28, 2013;

•	For Mr. King, 404 shares that became fully vested as of January 28, 2012 and 4,494 shares that vest ratably on a monthly basis through January 28, 2013; and

•	For Mr. Bridge, 323 shares became fully vested as of January 28, 2012 and 3,206 shares that vest ratably on a monthly basis through January 28, 2013;

(2)	The market value of performance shares or restricted stock units that have not vested is based on the closing price of the Company’s common stock on the NASDAQ on December 30, 2011 ($32.39).

(3)	The totals in this column reflect performance share awards granted on January 28, 2011 and April 26, 2011 and, for Mr. Hathaway, the total includes 33,333 unvested restricted stock unit awards granted in 2009 that will vest in defined tranches if and when we achieve certain pre-defined performance milestones. The actual number of performance shares earned by the Named Executive Officers in 2011 based on the Company’s 2011 performance is set forth and described in “Executive Compensation — Compensation Discussion and Analysis — Compensation Elements in 2011 — Equity Incentive Awards.”

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning option exercises by the current Named Executive Officers and vesting of our Common Stock held by them during the fiscal year ended December 31, 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
				(1)
Hamish N. Brewer	—	—	81,312	$2,414,085
Peter S. Hathaway	—	—	74,181	2,191,374
David R. King	—	—	16,981	504,873
Thomas Dziersk	—	—	17,172	509,572
G. Michael Bridge	—	—	12,550	372,977
Jason Zintak	—	—	98,636	2,901,008

(1)	The value realized upon vesting of stock awards is calculated by multiplying the number of shares of stock by the market value of the underlying securities on the date of vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements with Named Executive Officers

We have employment agreements with Mr. Brewer, our President and Chief Executive Officer, Mr. Hathaway, our Executive Vice President and Chief Financial Officer, Mr. King, our Executive Vice President, Product Management and Development, and Mr. Dziersk, our Executive Vice President, Sales and Marketing, dated September 8, 2009, July 20, 2009, April 26, 2011, and April 26, 2011, respectively. These agreements may be reviewed and adjusted periodically by the Compensation Committee. We also entered into an employment agreement dated October 8, 2009 with Mr. Bridge, our Senior Vice President, General Counsel, which was replaced and superseded by a separation and release agreement dated as of March 9, 2012. For more information regarding Mr. Bridge’s employment and separation and release agreements, see “Discussion of Summary Compensation Table”. The agreements provide Messrs. Brewer, Hathaway, King, Dziersk and Bridge with an annual base salary, a bonus potential and severance benefits. In addition, on March 30, 2011, we entered into a separation and release agreement with Mr. Zintak, our former Executive Vice President, Sales and Marketing, providing him with specified severance benefits upon his termination of employment with Company effective on April 26, 2011. The termination events under which severance benefits may be provided, the severance benefits available to our Named Executive Officers under their agreements, and the conditions to eligibility for such severance benefits are described below.

Termination Events.    Our employment agreements with Named Executive Officers generally provide specified severance benefits upon either a termination by the Company without cause or upon voluntary termination by the executive for good reason (each as defined in the individual’s agreement). Except for the employment agreements with Messrs. King and Dziersk, severance benefits are available regardless of whether these termination events occur prior to, in connection with, or following a change in control of the Company. In the cases of Messrs. King and Dziersk, while severance benefits are available upon termination by the Company without cause at any time, a voluntary termination by the executive for good reason must occur within a period of 24 months following a change in control of the Company to entitle the executive to severance benefits. In addition to these termination events, Mr. Brewer’s employment agreement provides for certain severance benefits in connection with a termination of his employment resulting from disability (as defined in his employment agreement) or his death occurring in the performance of his duties with the Company.

Cash Severance Benefits.    In addition to earned but unpaid salary and reimbursement of business expenses incurred prior to termination, the cash severance benefits available to our Named Executive Officers upon a termination by the Company without cause or upon voluntary termination by the executive for good reason include a lump sum payment equal to a specified number of months of base salary and one year’s annual cash incentive that would otherwise be paid for the calendar year of termination if all performance based milestones were achieved at the 100% level by both the Company and the executive. For all of the executives other than Mr. Bridge, the base salary component of cash severance is an amount equal to 24 months of base salary. The base salary component of cash severance under Mr. Bridge’s separation and release agreement is 12 months. The target annual cash incentive component of each of the following executive’s cash severance is subject to a minimum payment as follows: Mr. Brewer ($600,000), Mr. Hathaway ($350,000), Mr. King ($295,000), and Mr. Dziersk ($450,000). Mr. Brewer’s employment agreement also provides for payment of the foregoing cash severance benefit upon a termination of his employment resulting from disability, reduced however by any payments he may receive under a Company disability plan.

Other Severance Benefits.    In addition to the foregoing cash severance benefits, Messrs. Brewer, Hathaway and Bridge would be entitled to Company paid health care premiums for the executive and his family for up to 18 months from the date of his termination of employment to the extent that he is eligible and elects continuation coverage under COBRA (provided that such payments will terminate upon becoming eligible for group health insurance coverage with a new employer). Each of the Named Executive Officers would also be entitled to accelerated vesting of each equity award held by such executive with respect to which applicable corporate financial or other business performance goals have been satisfied prior to termination of employment but which remain subject to additional service-based vesting requirements. Accelerated vesting of such earned but unvested equity awards is the only severance benefit that would be provided to Mr. Brewer in connection with his death occurring in the performance of his duties.

Conditions to Eligibility for Severance Benefits.    Our Named Executive Officers will be entitled to receive the severance benefits described above only by entering into an effective full general release of claims against the Company arising out of the executive’s employment with the Company and termination of such employment. In addition, severance benefits provided to an executive will be subject to forfeiture and an obligation to repay any such severance benefits previously provided if the executive breaches any of the covenants to which the executive is subject under his applicable agreement following termination of employment. These covenants include a prohibition during a period of nine months following the date of the executive’s termination of employment on competing with the Company, interfering with the Company’s relationship with any of its customers or customer prospects, or soliciting any of the Company’s employees to discontinue their employment with the Company. Further, the executive must continue to abide by his confidentiality and proprietary rights agreement with the Company.

Severance Benefits Provided to Mr. Zintak.    Effective upon his termination of employment with the Company on April 26, 2011, Mr. Zintak became entitled to certain severance benefits under the terms of a separation and release agreement entered into with the Company that superseded his employment agreement. Those benefits included a lump sum cash payment in an amount equal to 24 months of base salary and one year’s target annual cash incentive. In addition Mr. Zintak received payment of wages for a portion of the termination notice period under his employment agreement during which he was not required to report to work. Finally, the vesting of certain outstanding equity awards held by Mr. Zintak was accelerated. These severance benefits were provided subject to Mr. Zintak’s general release of claims against the company in connection with his employment and termination of employment with the Company. Further, he remained subject to forfeiture of his severance benefits in the event of his breach of the covenants described above during the period of nine months following his termination of employment.

Change in Control Related Acceleration of Certain Equity Award Vesting

Annually, commencing in 2006, the Compensation Committee has granted performance share awards to our Named Executive Officers. As described above under Compensation Discussion and Analysis-Compensation Elements in 2011-Equity Incentive Awards, the performance shares subject to these awards are earned by the executive based on the extent to which the applicable annual adjusted EBITDA target is achieved. Generally, 50% of the earned performance shares vest and are issued on an initial vesting date following the Compensation Committee’s certification of the achievement of the performance goal, and the remaining 50% of the earned performance shares vest monthly over a period of 24 months following the initial vesting date, subject to the executive’s continued employment with the Company. However, the performance share award agreements provide that in the event of a change in control of the Company occurring prior to the initial vesting date, the vesting of 100% of the target number of performance shares subject to the award will be accelerated, provided that the executive’s employment has not terminated prior to the change in control. If a change in control occurs on or after the initial vesting date, the performance share award agreements provide that any earned performance shares that remain subject to continued employment-based vesting will become vested in full, provided that the executive’s employment has not terminated prior to the change in control. In addition to the foregoing, Mr. Hathaway’s employment agreement provides that upon a change in control of the Company, either while he remains employed by the Company or occurring within four months following his termination of employment by the Company without cause or his voluntary termination of employment for good reason, the vesting of all equity awards granted to Mr. Hathaway will accelerate in full.

Potential Payments upon Termination or Change in Control

Name	Termination of Employment without Cause or Resignation for Good Reason(1) ($)	Termination of Employment due to Disability or Death(2) ($)	Change in Control without Termination of Employment(3) ($)
Hamish N. Brewer
Severance Payments	$1,800,000	$1,800,000	$—
Health Benefits(4)	30,422	30,422	—
Value of Accelerated Vesting(5)	704,061	704,061	3,388,156
Peter S. Hathaway
Severance Payments	1,157,121	—	—
Health Benefits(4)	30,422	—	—
Value of Accelerated Vesting(5)	747,108	—	2,873,382
David R. King
Severance Payments	955,000	—	—
Health Benefits	—	—	—
Value of Accelerated Vesting(5)	158,646	—	1,205,264
Thomas Dziersk
Severance Payments	1,350,000	—	—
Health Benefits	—	—	—
Value of Accelerated Vesting(5)	143,002	—	1,245,298
Michael Bridge
Severance Payments	790,801	—	—
Health Benefits(4)	30,422	—	—
Value of Accelerated Vesting(5)	114,304	—	267,768
Jason Zintak (Former Officer)
Severance Payments	1,266,750	—	—
Health Benefits	—	—	—
Value of Accelerated Vesting(6)	1,482,759	—	—

(1)

The amounts stated in the column headed “Termination of Employment without Cause or Resignation for Good Reason” reflect the payments and benefits that would have been provided to each Named Executive Officer (other than Mr. Zintak) pursuant to his employment agreement described above had his employment terminated under the specified circumstances on December 31, 2011. For Messrs. Brewer, Hathaway and Bridge, such payments and benefits are available whether or not the termination of employment occurs in connection with a change in control of the Company. For Messrs. King and Dziersk, such payment and benefits provided in connection with the executive’s resignation for good reason are available only if such termination of employment occurs within 24 months following a change in control. The amounts stated for Mr. Zintak are those payments and benefits he actually received in connection with his termination of employment on April 26, 2011. For a description of Mr. Bridge’s separation and release agreement, see “Discussion of Summary Compensation Table”.

(2)	The amounts stated in the column headed “Termination of Employment due to Disability or Death” reflect the payments and benefits that would have been provided to Mr. Brewer by his employment agreement described above had his employment terminated upon the specified circumstances on December 31, 2011. The stated severance payments do not reflect the reduction by the amount of any disability payments Mr. Brewer might receive upon a disability. In the event of his death occurring in the performance of his duties with the Company, Mr. Brewer would be entitled only to accelerated vesting of his earned but unvested equity awards.

(3)	The amounts stated in the column headed “Change in Control without Termination of Employment” reflects the incremental value of the accelerated vesting of equity awards that would have occurred under each Named Executive Officer’s employment agreement or performance share award agreements described above had a change in control of the Company occurred on December 31, 2011. The Named Executive Officers are not entitled to any cash payments solely as the result of a change in control of the Company.

(4)	In accordance with our agreements with Messrs. Brewer, Hathaway and Bridge described above, represents the estimated cost of health benefits for a period of 18 months.

(5)	Represents the intrinsic value of unvested equity awards held by each Named Executive Officer (other than Mr. Zintak) on December 31, 2011, the vesting of which would be accelerated by the applicable triggering event, based upon the closing price of $32.39 per share of our common stock on the NASDAQ Global Select Market on December 30, 2011.

(6)	Represents the intrinsic value of unvested equity awards held by Mr. Zintak on April 26, 2011, the vesting of which was accelerated upon his termination of employment on that date, based upon the closing price of $29.51 per share of our common stock on the NASDAQ Global Select Market on April 26, 2011.

COMPENSATION OF DIRECTORS

The Compensation Committee reviews the compensation for non-employee directors on an annual basis. The Compensation Committee is responsible for recommending to the full Board changes in the compensation for non-employee directors, and is guided by the following goals:

•	directors should be fairly compensated for the work required in discharge of their duties;

•	compensation should align the directors’ interests with the long-term interests of stockholders; and

•	the compensation policy should be easy for stockholders to understand.

The table below sets forth information concerning total compensation provided to members of our Board of Directors for services rendered during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation	Total ($)
	(1)	(2)
James D. Armstrong	$261,250	$152,232	$2,097,530	$2,511,012
Hamish N. Brewer	—	—	—	—
J. Michael Gullard	92,000	152,232	100,260	344,492
Richard M. Haddrill	76,500	232,144		308,644
Douglas G. Marlin(3)	68,500	152,232	312,318	533,050
Jock Patton	81,500	152,232	—	233,732

(1)	Mr. Armstrong serves as Chairman of the Board and assists the Company with strategic planning, merger and acquisition opportunities, major product direction and key customer and employee relations. Mr. Armstrong is compensated pursuant to the terms of an amended employment agreement dated August 1, 2003 that provides a minimum base salary of $250,000 and the right to receive non-cash equity compensation. Mr. Armstrong’s base salary was increased from $250,000 to $261,250 effective April 1, 2008. In addition, the amended employment agreement provides that if Mr. Armstrong is terminated without cause or he voluntarily resigns for good reason, he would be entitled to receive a severance amount equal to 36 months of base salary. Mr. Brewer does not receive compensation for his service on the Board of Directors.

For 2011, non-employee directors received cash compensation for their services as follows:

Annual Retainer	$45,000
Annual Committee Chairman Retainers:
Audit Committee	20,000
Compensation Committee	10,000
Nominating & Governance Committee	—
Fees for Attendance at Scheduled Meetings:
Audit Committee	1,500
Nominating & Governance Committee	1,500
Board (regular of special in excess of six per fiscal year)	1,000
Reimbursement for reasonable out-of-pocket expenses	All

(2)

The table below sets forth information concerning grants of stock to members of the Board of Directors (except Mr. Brewer) during the year ended December 31, 2011. The shares were fully vested at grant and as of December 31, 2011 there were no unvested restricted stock awards held by our directors. The dollar value values shown in the table below are equal to the number of shares awarded multiplied by market price of our stock on the date of grant.

Date of Grant:	January 3, 2011
Market Price:	$28.54

	Number of Shares (#)	Dollar Value of Shares ($)
James D. Armstrong	800	$22,832
J. Michael Gullard	800	22,832
Richard M. Haddrill	3,600	102,744
Douglas G. Marlin	800	22,832
Jock Patton	800	22,832

	6,800	$194,072

Date of Grant:	May 26, 2011
Market Price:	$32.35

	Number of Shares (#)	Dollar Value of Shares ($)
James D. Armstrong	4,000	$129,400
J. Michael Gullard	4,000	129,400
Richard M. Haddrill	4,000	129,400
Douglas G. Marlin	4,000	129,400
Jock Patton	4,000	129,400

	20,000	$647,000

	26,800	$841,072

(3)	Mr. Marlin retired from the Company’s Board of Directors effective April 30, 2012.

Beginning in January 2011, non-employee directors receive a one-time grant of 2,000 shares of stock upon initial appointment to the Board and an additional grant of 4,000 shares of stock on an annual basis. The shares are fully vested upon grant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following provides tabular disclosure as of December 31, 2011 of the number of securities to be issued upon the exercise of outstanding options or vesting of restricted stock units, the weighted average exercise price of outstanding options, and the number of securities remaining available for future issuance under equity compensation plans, aggregated into two categories—plans that have been approved by stockholders and plans that have not (in thousands):

Equity Compensation Plans	Number of Securities to be Issued Upon Exercise of Outstanding Options or Vesting of Restricted Stock Units	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Approved by stockholders:
1996 Option Plan(1)	223	14.76	—
1996 Directors Plan(1)	36	16.75	—
2005 Performance Incentive Plan(2)	176	—	1,974
Employee Stock Purchase Plan(3)	1,073	—	1,073

	1,508	15.03	3,047
Not approved by stockholders:
1998 Option Plan(1)	25	10.33	—
Non-Plan Awards(4)	44	—	—

	1,577	10.33	3,047

(1)	We discontinued making new stock option grants under the 1996 Option Plan, the 1996 Directors Plan and the 1998 Option Plan (the “Prior Plans”) in 2004 and with the adoption of the 2005 Performance Incentive Plan, we terminated all Prior Plans except for those provisions necessary to administer the outstanding options, all of which are fully vested.

(2)	The 2005 Performance Incentive Plan was approved by stockholders in May 2005. The 2005 Performance Incentive Plan replaced the Prior Plans and provides for the issuance of up to 3,847,000 shares of common stock to employees, consultants and directors under stock purchase rights, stock bonuses, restricted stock, restricted stock units, performance awards, performance units and deferred compensation awards.

(3)	The Employee Stock Purchase Plan was approved by stockholders in May 2008. The purchase plan has an initial reserve of 1,500,000 shares and provides eligible employees with the ability to defer up to 10% of their earnings for the purchase of our common stock on a semi-annual basis at 85% of the fair market value on the last day of each six-month offering period that begins on February 1st and August 1st of each year.

(4)	Non-Plan Equity Inducement Awards. During third quarter 2009, we announced the appointment of Peter S. Hathaway to the position of Executive Vice President and Chief Financial Officer. In order to induce Mr. Hathaway to accept employment, the Compensation Committee granted certain equity awards outside of the terms of the 2005 Incentive Plan and pursuant to NASDAQ Marketplace Rule 5635(c)(4). A description of these awards is set forth in Note 15 to our audited consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on August 6, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and beneficial holders of more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons. The rules of the SEC require us to disclose the identity of such executive officers, directors and beneficial owners of more than 10% of our Common Stock who did not file the required reports on a timely basis.

Based solely upon our review of the forms that have been received by us, or the written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial holders of more than 10% of our Common Stock were complied with during the fiscal year ended December 31, 2011, except as follows: Mr. Armstrong, Mr. Gullard, Mr. Marlin and Mr. Patton were all late in filing their Form 4s to report shares granted on January 3, 2011 that were awarded as part of an increase in director compensation approved by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee, pursuant to the Audit Committee Charter, has oversight for related person transactions and compliance with our Code of Ethics. The Audit Committee receives periodic reports from management with respect to related person transactions and reviews potential conflict of interest situations where appropriate. Our Code of Ethics governs related person transactions for our employees and requires potential conflicts of interest to be reported to management or the Company’s compliance team.

Pursuant to our code of business conduct and ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee (or other independent committee of our Board of Directors in cases where it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest). Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

There have been no transactions since the beginning of fiscal year 2011, nor is there any currently proposed transaction, in excess of $120,000 with any of our directors, executive officers, significant security holders, or an immediate family member of any of the foregoing persons, in which such person has a direct or indirect material interest.

REPORT OF THE AUDIT COMMITTEE

The following is the Report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2011. The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Membership and Purpose

The Audit Committee meets quarterly with management and our independent auditors to review and approve operating results, financial statements and earnings releases. The Chairman of our Audit Committee also meets with representatives of our independent auditors from time to time.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditors, Deloitte & Touche LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

During fiscal 2011, the members of the Audit Committee were Mr. Gullard, Mr. Haddrill, Mr. Marlin, and Mr. Patton, each of whom, in the judgment of the Board, is an “independent director” as defined in the NASDAQ listing standards. Mr. Gullard served as Chairman of the Audit Committee during fiscal year 2011, which held ten meetings during the year. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Charter of the Audit Committee is available on our website at www.jda.com.

Review of the Company’s Audited Financial Statements

Deloitte & Touche LLP has discussed with the Audit Committee the conduct of the audit of our financial statements and has represented to the Audit Committee that their presentations include all matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X. The Audit Committee has met with our independent auditors, Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche LLP’s audit, the results of its examinations, its evaluations of our internal controls, our progress in meeting the internal controls requirements under Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of its financial reporting. The Audit Committee has reviewed and discussed the audited financial statements with management and management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence and the extent to which they may be retained to perform non-audit services, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Policy for Approving Audit and Permitted Non-Audit Services of the Independent Auditor

The Audit Committee has established procedures to pre-approve all audit and permitted non-audit services provided by our independent auditor. These services may include audit services, audit-related services, certain tax services and other services. Under our policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Although the rules of the SEC permit de minimis exceptions, it is our policy to pre-approve all audit and permitted non-audit services performed by our independent auditor. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary and such service has not been previously pre-approved under our pre-approval policy or when, pursuant to our pre-approval policy, pre-approval is required on a case-by-case basis. The Chairman is required to report any such pre-approval decisions to the full Audit Committee at its next regularly scheduled meeting.

Respectfully submitted by the members of the 2011 Audit Committee of the Board of Directors.

AUDIT COMMITTEE

J. Michael Gullard, Chairman

Richard M. Haddrill

Jock Patton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee was comprised of four non-employee members of our Board of Directors, Mr. Gullard, Mr. Patton , Mr. Haddrill and Mr. Marlin during fiscal year 2011. Mr. Marlin was subsequently replaced by Mr. Young as a member of the Compensation Committee in April 2012. During fiscal year 2011, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2011, none of the Company’s executive officers served on the compensation committee (or its equivalent) or the board of directors of another entity any of whose executive officers served on the Company’s Compensation Committee. There are no interlocks between our Compensation Committee and any other entities involving our Directors and executive officers who serve as executive officers of such entities.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, enacted in 2010, requires that companies provide their stockholders with the opportunity to cast an advisory vote to approve named executive officer compensation, commonly referred to as a “Say-on-Pay” vote, at least once every three years. In a vote held at the 2011 annual meeting of stockholders, our stockholders voted in favor of holding Say-On-Pay Votes annually. In light of this result and other factors considered by the Board of Directors, the board has determined that the Company will hold Say-On-Pay Votes on an annual basis until the next required vote on the frequency of such Say-On-Pay Votes.

The advisory vote to approve named executive officer compensation is a non-binding vote on the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, including the tabular disclosure and accompanying narrative disclosure, regarding such compensation, set forth in this proxy statement. Please read the Compensation Discussion and Analysis section starting on page 16 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2011 compensation of our named executive officers.

The advisory vote to approve executive compensation is not a vote to approve our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management.

We pay our executive officers based on business performance and individual performance, and, in setting compensation levels, we take into consideration our past practices, our current and anticipated future needs, and the relative skills and experience of each individual executive officer. Under our compensation philosophy, which we discuss in the Compensation Discussion and Analysis, a named executive officer’s total compensation will vary based on our overall performance and the particular named executive officer’s personal performance and contribution to our overall results. We believe that the compensation program we follow helps us achieve our principal compensation objectives of relating compensation to performance and making our compensation package competitive and cost-effective.

The Compensation Discussion and Analysis section starting on page 16 of this proxy statement provides a more detailed discussion of our executive compensation program and compensation philosophy. We believe our policies have helped us achieve our compensation objectives of attracting, motivating, retaining, and rewarding our key officers.

The vote solicited by this Proposal 2 is advisory, and therefore is not binding on us, our Board of Directors or our compensation committee, nor will its outcome require us, our Board of Directors or our compensation committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by us or the board.

Furthermore, because this non-binding, advisory vote primarily relates to the compensation of our named executive officers that we have already paid or otherwise contractually committed to, there is generally no opportunity for us to revisit these decisions. However, our board, including our compensation committee, values the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate for us to take in the future to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 2:

“RESOLVED, that the stockholders of JDA Software, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2012 Annual Meeting of Stockholders.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

APPROVAL OF CERTAIN PROVISIONS OF

2005 PERFORMANCE INCENTIVE PLAN

Our stockholders have previously approved our 2005 Performance Incentive Plan, as amended in 2007 and 2009, under which employees, officers, directors and consultants may be granted equity-based and cash-based awards. The stockholders now are being asked to approve certain provisions of the 2005 Performance Incentive Plan solely for the purpose of enabling us to deduct in full for federal income tax purposes the compensation recognized by certain of our executive officers in connection with performance-based awards that may be granted in the future under the 2005 Performance Incentive Plan.

The 2005 Performance Incentive Plan is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by certain employees in connection with certain awards granted under the 2005 Performance Incentive Plan. Section 162(m) of the Code (“Section 162(m)”) generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to a “covered employee” of a publicly held company. Generally, covered employees are the chief executive officer, the chief financial officer and the three highest compensated officers, other than the chief executive and chief financial officers. Certain types of compensation, including performance-based compensation, are generally excluded from this limitation on deductibility. Performance-based compensation generally includes compensation realized in connection with stock options and stock appreciation rights granted under the 2005 Performance Incentive Plan, as well as restricted stock, restricted stock units, performance share and performance unit awards, and cash awards granted under the 2005 Performance Incentive Plan that are subject to the attainment of pre-established objective performance goals. To enable such compensation to qualify as “performance-based” within the meaning of Section 162(m), the stockholders must approve the material terms of the performance goals that may be established in conjunction with performance-based compensation awarded under the 2005 Performance Incentive Plan. In addition, regulations under Section 162(m) generally require reapproval by the stockholders at least every five years of the material terms of these performance goals if the 2005 Performance Incentive Plan permits the Compensation Committee of the Board of Directors to select the specific target levels of performance to be achieved under these awards. The future availability of the exemption for awards of performance-based compensation depends upon obtaining approval of certain provisions of the 2005 Performance Incentive Plan by our stockholders at the 2012 annual meeting.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to enable the Company to deduct in full compensation related to performance-based awards granted under the 2005 Performance Incentive Plan. Therefore, solely for the purpose of qualifying such compensation as performance-based under Section 162(m), the stockholders are asked to approve the following provisions of the 2005 Performance Incentive Plan:

•

All employees of the Company and any parent or subsidiary corporation or other affiliate of the Company are eligible to be granted restricted stock, restricted stock units, performance shares, performance units and cash-based awards under the 2005 Performance Incentive Plan.

•

No employee may receive in any fiscal year under the 2005 Performance Incentive Plan awards intended to qualify as performance-based for purposes of Section 162(m) which, in the aggregate, exceed the following limits (subject to appropriate adjustment for stock splits, stock dividends and similar changes to the Company’s capital structure):

•	Restricted stock or restricted stock unit awards for more than 900,000 shares of our common stock.

•

For each full fiscal year of the Company contained in the performance period of the award, performance share awards for more than 900,000 shares of our common stock or performance unit awards or other cash-based awards for more than $4,500,000.

•

The vesting of restricted stock, restricted stock units, performance share and performance unit awards and cash-based awards intended to qualify as “performance-based” may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance measures, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Compensation Committee of the Board of Directors in establishing the award: (i) revenue, (ii) sales, (iii) software revenue, (iv) expenses, (v) operating income, (vi) gross margin, (vii) operating margin, (viii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization, (ix) pre-tax profit, (x) net operating income, (xi) net income, (xii) economic value added, (xiii) free cash flow, (xiv) operating cash flow, (xv) stock price, (xvi) earnings per share, (xvii) return on stockholder equity, (xviii) return on capital, (xix) return on assets, (xx) return on investment, (xxi) balance of cash, cash equivalents and marketable securities, (xxii) market share, (xxiii) number of customers, (xxiv) customer satisfaction, (xxv) product development, and (xxvi) completion of a joint venture or other corporate transaction.

While we believe that compensation provided by such awards under the 2005 Performance Incentive Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based.

Summary of the 2005 Performance Incentive Plan

The following summary of material terms of the 2005 Performance Incentive Plan is qualified in its entirety by the actual language of the 2005 Performance Incentive Plan, a copy of which is set forth in Appendix A to this proxy statement.

General.    The purpose of the 2005 Performance Incentive Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of restricted stock, restricted stock units, performance shares, performance units, cash-based awards and deferred compensation awards. The 2005 Performance Incentive Plan does not authorize the grant of stock options or stock appreciation rights.

Shares Authorized.    A total of 3,847,000 shares of our common stock have cumulatively been authorized for issuance under the 2005 Performance Incentive Plan by the Board of Directors and approved by our stockholders. As of September 21, 2012, a total of 2,032,900 shares had been issued under the 2005 Performance Incentive Plan, 1,018,546 shares remained subject to outstanding awards under the 2005 Performance Incentive Plan not yet settled by issuance of shares of common stock, and 795,554 shares remained available for the future grant of equity awards under the 2005 Performance Incentive Plan.

Share Counting.    If any award granted under the 2005 Performance Incentive Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2005 Performance Incentive Plan. Shares will not be treated as having been issued under the 2005 Performance Incentive Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash or to the extent that shares are withheld or reacquired by the Company in satisfaction of a tax withholding obligation. Upon the payment of shares in settlement of an award, the number of shares available under the 2005 Performance Incentive Plan will be reduced by number of shares actually issued in such payment.

Adjustments for Capital Structure Changes.    Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2005 Performance Incentive Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or any similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee of the Board of Directors also has the discretion under the 2005 Performance Incentive Plan to adjust other terms of outstanding awards as it deems appropriate, including by making adjustments to performance goals, performance award formulas and performance periods.

Certain Award Limits.    To enable compensation provided in connection with certain types of awards intended to qualify as “performance-based” within the meaning of Section 162(m) to so qualify, the 2005 Performance Incentive Plan limits the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year, as follows:

•	No more than 900,000 shares may be subject to restricted stock or restricted stock unit awards.

•

For each full fiscal year of the Company contained in the performance period of the award, no more than 900,000 shares may be subject to performance share awards and no or more than $4,500,000 may be subject to performance unit awards or cash-based awards.

In addition, the 2005 Performance Incentive Plan also limits the number of shares that may be made subject to all awards granted in any year to no more than 2% of the total number of shares of our common stock outstanding as of the last date of the preceding fiscal year.

Administration.    The 2005 Performance Incentive Plan is generally administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2005 Performance Incentive Plan or to administer the 2005 Performance Incentive Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration of the 2005 Performance Incentive Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “administrator” means either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2005 Performance Incentive Plan, the administrator determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The administrator may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2005 Performance Incentive Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The administrator will interpret the 2005 Performance Incentive Plan and awards granted under it, and all determinations of the administrator generally will be final and binding on all persons having an interest in the 2005 Performance Incentive Plan or any award.

Eligibility.    Our officers and employees and those of our subsidiaries and affiliates are eligible to participate in the 2005 Performance Incentive Plan. Members of our Board of Directors and other persons who provide consulting services to us and our subsidiaries and affiliates are also eligible to participate in the 2005 Performance Incentive Plan. The term subsidiary is used in this summary to refer to any corporation in which we or one or more other subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock. The term affiliate is used in this summary to refer to any entity other than a subsidiary that we or one of our subsidiaries controls. As of September 21, 2012, four non-employee directors, approximately 3,100 employees (including eight executive officers) and approximately 300 consultants were eligible to be considered for the grant of awards under the 2005 Performance Incentive Plan.

Restricted Stock Awards.    The administrator may grant restricted stock awards under the 2005 Performance Incentive Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The administrator determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the administrator specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the administrator, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units.    The administrator may grant restricted stock units under the 2005 Performance Incentive Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The administrator may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the administrator, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the administrator may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.

Performance Awards.    The administrator will select the individuals who are granted performance awards and, consistent with the terms of the 2005 Performance Incentive Plan, will establish the terms of each performance award. Performance awards may be granted in the form of either performance shares or performance units. Unless otherwise provided by the administrator in granting a performance award, each performance share shall have an initial monetary value equal to the fair market value of one share of stock on the effective date of grant of the performance share, and each performance unit shall have an initial monetary value established by the administrator at the time of grant. The final value payable to the participant in settlement of a performance award is determined on the basis of a performance award formula and will depend on the extent to which performance goals established by the administrator are attained within the applicable performance period established by the administrator.

Measurement of Performance Goals.    The 2005 Performance Incentive Plan sets forth a number of performance measures that may be used by the administrator to establish one or more performance goals in the case of an award intended to qualify as “performance-based compensation” under Section 162(m). To qualify as a “performance-based compensation,” the number of shares or other benefits granted, issued, retained or vested under an award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance measures, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured over a specified performance period (such as annually or cumulatively over a period of years), on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the administrator in the award: (i) revenue, (ii) sales, (iii) software revenue, (iv) expenses, (v) operating income, (vi) gross margin, (vii) operating margin, (viii) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization, (ix) pre-tax profit, (x) net operating income, (xi) net income, (xii) economic value added, (xiii) free cash flow, (xiv) operating cash flow, (xv) stock price, (xvi) earnings per share, (xvii) return on stockholder equity, (xviii) return on capital, (xix) return on assets, (xx) return on investment, (xxi) balance of cash, cash equivalents and marketable securities, (xxii) market share, (xxiii) number of customers, (xxiv) customer satisfaction, (xxv) product development, and (xxvi) completion of a joint venture or other corporate transaction. In the past, the Company used adjusted EBITDA as the measure for performance-based goals it provides a simple, but encompassing and powerful, performance goal that aligns the strategies and efforts of the enterprise across operational groups and geographies, and which helps ensure that extraordinary compensation is tied to creation of enhanced value for stockholders.

Cash-Based Awards.    The administrator may grant cash-based awards in such amounts and subject to such terms and conditions as the administrator determines. Cash-based awards will specify a monetary payment or range of payments. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. The effect on such awards of the participant’s termination of service will be determined by the administrator and set forth in the participant’s award agreement.

Deferred Compensation Awards.    The 2005 Performance Incentive Plan authorizes the administrator to establish a deferred compensation award program. If and when implemented, participants designated by the administrator, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock units in lieu of director fees or bonuses otherwise payable in cash. The administrator will determine basis on which the number of stock units granted in lieu of cash compensation will be determined. Such awards will be subject to the applicable provisions of the 2005 Performance Incentive Plan.

Change in Control.    Unless otherwise defined in a participant’s award or other agreement with the Company, the 2005 Performance Incentive Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2005 Performance Incentive Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

Unless otherwise defined in a participant’s award or other agreement with the Company, in the event of a Change in Control, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the administrator, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Code, the administrator may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The 2005 Performance Incentive Plan also authorizes the administrator, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the administrator) subject to the cancelled award of an amount equal to the consideration to be paid per share of common stock in the Change in Control transaction.

Amendment and Termination.    The 2005 Performance Incentive Plan will continue in effect until its termination by the administrator, provided that no awards may be granted under the 2005 Performance Incentive Plan following May 16, 2015, the tenth anniversary of the 2005 Performance Incentive Plan’s effective date. The administrator may amend, suspend or terminate the 2005 Performance Incentive Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2005 Performance Incentive Plan or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2005 Performance Incentive Plan may affect any outstanding award unless expressly provided by the administrator, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with applicable law.

Summary of U.S. Federal Income Tax Consequences of the 2005 Performance Incentive Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2005 Performance Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Unit, Performance and Cash-Based Awards.    A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit or unpaid cash-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Dividend Equivalents.    A participant will recognize taxable income upon receipt of the payment of a dividend equivalent in cash or in vested shares of stock.

Section 162(m).    Section 162(m) of the Code would render non-deductible by us certain compensation in excess of $1,000,000 received in any year by certain executive officers unless such excess is “performance-based compensation” (as defined by Section 162(m)) or is otherwise exempt from Section 162(m). The availability of the exemption for awards of performance-based compensation depends upon obtaining approval of certain material terms of the 2005 Performance Incentive Plan by our stockholders. Provided we obtain the approval of our stockholders of this Proposal, grants of restricted stock awards, restricted stock units, performance awards and cash-based awards conditioned on attainment of one or more performance goals set forth in the 2005 Performance Incentive Plan, may qualify as performance-based compensation exempt from Section 162(m).

Section 409A.    Certain awards granted under the 2005 Performance Incentive Plan may be deemed to constitute deferred compensation within the meaning of Section 409A of the Code and must satisfy the requirements of Section 409A to avoid adverse tax consequences to participants who receive such awards. These requirements include limitations on election timing, acceleration of payments, and distributions. We intend to structure any deferrals and awards under the 2005 Performance Incentive Plan to meet the applicable tax law requirements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE FOREGOING PROPOSAL ENTITLED “APPROVAL OF CERTAIN PROVISIONS OF 2005 PERFORMANCE INCENTIVE PLAN.”

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for the approval of the foregoing Approval of Certain Provisions of 2005 Performance Incentive Plan, as recommended by the Board of Directors.

Vote Required

Approval of the foregoing Approval of Certain Provisions of 2005 Performance Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted at the meeting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non votes will each be counted as present for purposes of determining the presence of a quorum.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of the Company, with the approval of the Board of Directors, has selected Deloitte & Touche LLP (“Deloitte & Touche”) as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2012. Deloitte & Touche acted in such capacity during the year ended December 31, 2011. This appointment is being presented to the stockholders for ratification. Although the Company is not required to obtain stockholder ratification of the appointment of the independent auditors for the Company for the fiscal year ending December 31, 2012, the Company has elected to do so in order to provide the stockholders with an opportunity to participate in this decision. In the event that the stockholders do not ratify the appointment of Deloitte & Touche as the independent auditors of the Company, the Board of Directors will consider the retention of other independent auditors.

A representative of Deloitte & Touche is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended 2011 and 2010 by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (in thousands).

Type of Fee	Amount
	2011	2010
	(In thousands)
Audit Fees(1)	$1,900	$1,545
Audit-Related Fees(2)	174	955

Total Audit and Audit Related Fees	2,074	2,500
Tax Fees(3)	590	554
All Other Fees(4)	11	13

Total Fees	$2,675	$3,067

(1)	The amounts reported for Audit Fees are based on fees, including out-of-pocket expenses, associated with the annual audits of our consolidated financial statements for the fiscal years ended December 31, 2011 and 2010, review of quarterly reports on Form 10-Q, and statutory audits required internationally, irrespective of the period in which the related services were rendered or billed. Audit Fees also include fees for services rendered for assistance with and review of all other documents filed with the SEC.

(2)	The amounts reported for Audit-Related Fees are based upon fees, including out-of-pocket expenses, for services rendered during the years ended December 31, 2011 and 2010, even if we were not billed for the services until the subsequent period. Audit-Related Fees include due diligence pertaining to acquisitions and consultation on accounting standards or transactions, employee benefit plan audits and assistance with statutory reporting requirements in certain of our international subsidiaries.

(3)	The amounts reported for Tax Fees are based upon fees, including out-of-pocket expenses, for services rendered during the years ended December 31, 2011 and 2010 for tax services, even if we were not billed for the services until a subsequent period. Tax Fees are primarily for tax compliance services and include special projects related to transfer pricing, tax credits, assistance with tax audits and appeals, and expatriate tax services.

(4)	The amounts reported for All Other Fees includes fees paid during 2011 for access fees to use the Deloitte & Touche accounting research website.

The Audit Committee has determined that all services performed by Deloitte & Touche are compatible with maintaining the independence of Deloitte & Touche. The Audit Committee has adopted a policy that requires advance approval of all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, certain tax services and other services. Under our policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Although the rules of the SEC permit de minimis exceptions, it is our policy to pre-approve all audit and permitted non-audit services performed by our independent auditor. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary and such service has not been previously pre-approved under our pre-approval policy or when, pursuant to our pre-approval policy, pre-approval is required on a case-by-case basis. The Chairman is required to report any such pre-approval decisions to the full Audit Committee at its next regularly scheduled meeting. All of the audit and non-audit services listed above under the categories “Audit Fees,” “Audit-Related Fees,” or “All Other Fees” were pre-approved by the Audit Committee for the years ended December 31, 2011 and 2010.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF OUR APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors does not know of or intend to present any matters at the 2012 Annual Meeting of Stockholders other than those described herein and does not presently know of any matters that will be presented by other parties. If however, any other matters properly come before the meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s stock but sharing the same address, we have adopted a procedure approved by the SEC called “house holding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in house holding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of house holding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to our Corporate Secretary, or call our Investor Relations department at (480) 308-3000, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of house holding for future mailings.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy certain other conditions established by the Securities and Exchange Commission (the “SEC”), including specifically under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has not yet set the meeting date for the 2013 annual meeting. According to our bylaws, based on the 2012 annual meeting date, stockholder proposals must be submitted after 5:00 p.m., Scottsdale, Arizona time on August 15, 2013 but no later than 5:00 p.m., Scottsdale, Arizona time on September 16, 2013, in order to be included in our 2013 proxy material. If the 2013 annual meeting is held during the second quarter, as it traditionally has been, stockholder proposals will be due not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Any proposal to be included in our proxy statement must be in writing and sent via registered, certified, or express mail to: Corporate Secretary, JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260. Facsimile or other forms of electronic submissions will not be accepted.

A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Company’s bylaws, the language of the proposed amendment, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the names and addresses of the beneficial owners, if any, on whose behalf the business is being brought, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the stockholder and any such other beneficial owner in such business, and (v) the following information regarding the ownership interests of the stockholder or any such other beneficial owner, which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for voting at the meeting to disclose such interests as of such record date: (A) the class and number of shares of the Company that are owned beneficially and of record by the stockholder and any such other beneficial owner; (B) any “derivative instrument” (which is defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company); (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company; (D) any short interest in any security of the Company (meaning a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (F) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household.

For more information regarding stockholder proposals, see “Corporate Governance — Director Nominations  — Stockholder Nominations.”

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2011 was mailed or made available online concurrent with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K for the year ended December 31, 2011 is not incorporated into this proxy statement and is not considered proxy solicitation material.

FORM 10-K

We filed our Annual Report on Form 10-K for the year ended December 31, 2011 with the SEC on August 6, 2012. Stockholders may obtain additional copies of this report, without charge, by writing to our Corporate Secretary at our principal executive offices located at 14400 North 87th Street, Scottsdale, Arizona 85260.

By Order of the Board of Directors,

David Kennedy

Corporate Secretary

October 4, 2012

Appendix A

SECOND AMENDMENT

TO THE

JDA SOFTWARE GROUP, INC.

2005 PERFORMANCE INCENTIVE PLAN

This Second Amendment (this “Amendment”) to the 2005 Performance Incentive Plan (the “Plan”), of JDA Software Group, Inc. (the “Company”), is effective as of day of May 11, 2009, the date of approval of this Amendment by our stockholders (the “Effective Date”). Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Plan.

RECITALS

Pursuant to the powers vested in the Compensation Committee of our Board of Directors (the “Committee”) in Section 14 of the Plan, the Company wishes to amend the Plan to increase the maximum aggregate number of awards of common stock of the Company issuable by the Company under the Plan from One Million Eight Hundred Forty-Seven Thousand (1,847,000) to Three Million Eight Hundred Forty-Seven Thousand (3,847,000).

The Board duly approved and adopted this Amendment on February 5, 2009.

The Stockholders duly approved and adopted this Amendment on May 11, 2009.

AMENDMENT TO THE PLAN

In consideration of the recitals referenced above, the Company hereby adopts the following amendments to the Plan.

1. Upon the Effective Date, Section 4.1 of the Plan shall be deleted in its entirety and replaced to read as follows:

“4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Three Million Eight Hundred Forty-Seven Thousand (3,847,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.”

FIRST AMENDMENT

TO THE

JDA SOFTWARE GROUP, INC.

2005 PERFORMANCE INCENTIVE PLAN

This First Amendment (this “Amendment”) to the 2005 Performance Incentive Plan (the “Plan”), of JDA Software Group, Inc. (the “Company”), is effective as of May 14, 2007, the date of approval of this Amendment by our stockholders (the “Effective Date”). Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Plan.

RECITALS

Pursuant to the powers vested in the Compensation Committee of our Board of Directors (the “Committee”) in Section 14 of the Plan, the Company wishes to amend the Plan to change the maximum number of awards of common stock of the Company issuable by the Company in any given year from one percent (1%) to two percent (2%) of the Company’s outstanding common stock on December 31 of the preceding year.

The Board duly approved and adopted this Amendment on April 5, 2007.

The Stockholders duly approved and adopted this Amendment on May 14, 2007

AMENDMENT TO THE PLAN

In consideration of the recitals referenced above, the Company hereby adopts the following amendments to the Plan.

1. Upon the Effective Date, Section 5.4 of the Plan shall be deleted in its entirety and replaced to read as follows:

“5.4 Annual Award Limit. The number of shares subject to Awards granted in any given year will not exceed two percent (2%) of the total number of shares of Stock outstanding as of the last day of the preceding fiscal year.”

JDA SOFTWARE GROUP, INC.

2005 PERFORMANCE INCENTIVE PLAN

(continued)

(continued)

JDA SOFTWARE GROUP, INC.

2005 PERFORMANCE INCENTIVE PLAN

1. Establishment, Purpose and Term of Plan.

1.1 Establishment. The JDA Software Group, Inc. 2005 Performance Incentive Plan (the “Plan”) is hereby established effective as of May 16, 2005, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Stock Purchase Rights, Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units and Deferred Compensation Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2. Definitions and Construction.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Award” means any Stock Purchase Right, Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Compensation Award granted under the Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, the occurrence of any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (1) a trustee or other fiduciary holding stock of the Company under an employee benefit plan of a Participating Company or (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding voting stock; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 2.1(t)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) a liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(h) “Company” means JDA Software Group, Inc., a Delaware corporation, or any successor corporation thereto.

(i) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(j) “Covered Employee” means any Employee who is or may become a “covered employee” as defined in Code Section 162(m), or any successor statute, and who is designated, either as an individual Employee or class of Employees, by the Committee no later than (i) the date ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(k) “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 9 of the Plan.

(l) “Director” means a member of the Board.

(m) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(n) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(o) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the opening, closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

(iii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(r) “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s) “Officer” means any person designated by the Board as an officer of the Company.

(t) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(u) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(v) “Participant” means any eligible person who has been granted one or more Awards.

(w) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(x) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(y) “Performance Award” means an Award of Performance Shares or Performance Units.

(z) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 8.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(aa) “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees.

(bb) “Performance Goal” means a performance goal established by the Committee pursuant to Section 8.3 of the Plan.

(cc) “Performance Period” means a period established by the Committee pursuant to Section 8.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(dd) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(ee) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(ff) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 7 or Section 9 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 7 or Section 9, as applicable, and the Participant’s Award Agreement.

(gg) “Restriction Period” means the period established in accordance with Section 6.5 of the Plan during which shares subject to a Stock Award are subject to Vesting Conditions.

(hh) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ii) “Section 162(m)” means Section 162(m) of the Code.

(jj) “Section 409A” means Section 409A of the Code (including regulations or administrative guidelines thereunder).

(kk) “Securities Act” means the Securities Act of 1933, as amended.

(ll) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(mm) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4 of the Plan.

(nn) “Stock Award” means an Award of a Stock Bonus or a Stock Purchase Right.

(oo) “Stock Bonus” means Stock granted to a Participant pursuant to Section 6 of the Plan.

(pp) “Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 6 of the Plan.

(qq) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(rr) “Vesting Conditions” mean those conditions established in accordance with Section 6.5 or Section 7.3 of the Plan prior to the satisfaction of which shares subject to a Stock Award or Restricted Stock

Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board or Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (a) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such limits and guidelines as shall be established from time to time by resolution of the Board or the Committee.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4 Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the Fair Market Value of shares of Stock or other property;

(c) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(d) to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(e) to approve one or more forms of Award Agreement;

(f) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(g) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be One Million Eight Hundred Forty-Seven Thousand (1,847,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Share Accounting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s original purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 13.2. Upon payment in shares of Stock pursuant to the settlement of an Award, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment.

4.3 [Reserved.]

4.4 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.3 and in the purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.4 shall be rounded down to the nearest whole number, and in no event may the purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.4 shall be final, binding and conclusive.

The Committee may, without affecting the number of Shares reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Code Sections 409A and any related guidance issued by the U.S. Treasury Department, where applicable.

5. Eligibility and Award Limitations.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3 Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(a) Stock Awards and Restricted Stock Unit Awards. Subject to adjustment as provided in Section 4.4, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards or Restricted Stock Unit Awards, the grant or vesting of which is based on the attainment of Performance Goals, for more than Nine Hundred Thousand (900,000) shares.

(b) Performance Awards. Subject to adjustment as provided in Section 4.4, no Employee shall be granted (1) Performance Shares which could result in such Employee receiving more than Nine Hundred Thousand (900,000) shares for each full fiscal year of the Company contained in the Performance Period for such Award, or (2) Performance Units which could result in such Employee receiving more than Four Million Five Hundred Thousand dollars ($4,500,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

5.4 Annual Award Limit. The number of shares subject to Awards granted in any given year will not exceed one percent (1%) of the total number of shares of Stock outstanding as of the last day of the preceding fiscal year.

6. Terms and Conditions of Stock Awards.

Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Bonus or a Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Stock Award or purported Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 15 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

6.1 Types of Stock Awards Authorized. Stock Awards may be in the form of either a Stock Bonus or a Stock Purchase Right. Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 8.4. If either the grant of a Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 8.3 through 8.5(a).

6.2 Purchase Price. The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Stock Award.

6.3 Purchase Period. A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right.

6.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right shall be made (a) in cash, by check, or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

6.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 8.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 2.1(t), or as provided in Section 6.8. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 6.5 and any Award Agreement, during any Restriction Period applicable to shares subject to a Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

6.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

6.8 Nontransferability of Stock Award Rights. Prior to the issuance of shares of Stock pursuant to a Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

7. Terms and Conditions of Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 15 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

7.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 8.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 8.3 through 8.5(a).

7.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

7.3 Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 8.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

7.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

7.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

7.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 7.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. If permitted by the Committee, subject to the provisions of Section 15 with respect to Section 409A, and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

7.7 Nontransferability of Restricted Stock Unit Awards. Prior to the settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

8. Terms and Conditions of Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 15 with respect to Section 409A, if applicable, and shall comply with and be subject to the following terms and conditions:

8.1 Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

8.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

8.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

8.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

(i) revenue;

(ii) sales;

(iii) software revenue;

(iv) expenses;

(v) operating income;

(vi) gross margin;

(vii) operating margin;

(viii) earnings before any one or more of: stock-based compensation expense, interest, taxes and depreciation, and amortization;

(ix) pre-tax profit;

(x) net operating income;

(xi) net income;

(xii) economic value added;

(xiii) free cash flow;

(xiv) operating cash flow;

(xv) the market price of the Stock;

(xvi) earnings per share;

(xvii) return on stockholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) balance of cash, cash equivalents and marketable securities;

(xxii) market share;

(xxiii) number of customers;

(xxiv) customer satisfaction;

(xxv) product development; and

(xxvi) completion of a joint venture or other corporate transaction.

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to an index, budget or other standard selected by the Committee.

8.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c) Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 8.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. Subject to the provisions of Section 15 with respect to Section 409A, as soon as practicable following the Committee’s determination and certification in accordance with Sections 8.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, and subject to the provisions of Section 15 with respect to Section 409A, the Participant may elect to defer receipt of all or any portion of the payment to be made to Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 6.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 6.5 through 6.8 above.

8.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to the particular shares subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 8.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of days of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 8.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

8.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. Deferred Compensation Awards.

9.1 Establishment of Deferred Compensation Award Programs. This Section 9 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, subject to the provisions of Section 15 with respect to Section 409A, may establish one or more programs pursuant to the Plan under which:

(a) Elective Cash Compensation Reduction Awards. Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee and complying with Section 409A, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b) Stock Issuance Deferral Awards. Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee and complying with Section 409A, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award.

9.2 Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards granted pursuant to this Section 9 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference, including the provisions of Section 15 with respect to Section 409A.

9.3 Terms and Conditions of Stock Units. Except as provided below, Stock Units granted pursuant to Section 9 shall comply with and be subject to the terms and conditions of Section 7.

(a) Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock during the period beginning on the date the Stock Units are granted automatically to the Participant and ending on the earlier of the date on which such Stock Units are settled or the date on which they are forfeited. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (A) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Stock Units previously credited to the Participant by (B) the Fair Market Value per share of Stock on such date. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award.

(b) Settlement of Stock Unit Awards. A Participant electing to receive an Award of Stock Units pursuant to this Section 9, shall specify at the time of such election a settlement date with respect to such Award which complies with Section 409A. The Company shall issue to the Participant on the settlement date elected by the Participant, or as soon thereafter as practicable, a number of whole shares of Stock equal to the number of vested Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares.

(c) Nontransferability of Stock Unit Awards. Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. Standard Forms of Award Agreement.

10.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

10.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

11. Change in Control.

Subject to the provisions of Section 15 with respect to Section 409A, if applicable, the Committee may, in its discretion, provide in any Award Agreement evidencing an Award for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, the acceleration of vesting and/or settlement of such Award upon such conditions, including termination of the Participant’s Service prior to, upon or following such Change in Control, and to such extent as the Committee shall determine.

12. Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13. Tax Withholding.

13.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

13.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The

Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

14. Amendment or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.4) and (b) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

15. Compliance with Section 409A.

15.1 Awards Subject to Section 409A. The provisions of this Section 15 shall apply to any Award or portion thereof that is or becomes subject to Section 409A. Awards subject to Section 409A include, without limitation, each Deferred Compensation Award and any Restricted Stock Unit Award or Performance Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.

15.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:

(a) All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

(b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

(c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3 Subsequent Elections. Any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) Each subsequent Election related to a distribution in settlement of an Award not described in Section 15.4(b), 15.4(c), or 15.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) No subsequent Election related to a distribution pursuant to Section 15.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

15.4 Distributions Pursuant to Deferral Elections. No distribution in settlement of an Award subject to Section 409A may commence earlier than:

(a) Separation from service (as determined by the Secretary of the United States Treasury);

(b) The date the Participant becomes Disabled (as defined below);

(c) Death;

(d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 and/or 15.3, as applicable;

(e) To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

(f) The occurrence of an Unforeseeable Emergency (as defined below).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Section 409A(a)(2)(B)(i)) of the Company, no distribution pursuant to Section 15.4(a) in settlement of an Award subject to Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

15.5 Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

15.6 Disabled. The Committee shall have the authority to provide in any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

(a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

15.7 Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

15.8 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan, except as provided by Section 409A and/or the Secretary of the U.S. Treasury.

16. Miscellaneous Provisions.

16.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

16.2 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

16.3 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

16.4 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

16.5 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

16.6 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

16.7 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

16.8 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

16.9 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Arizona, without regard to its conflict of law rules.

JDA SOFTWARE GROUP, INC. 14400 NORTH 87TH STREET SCOTTSDALE, AZ 85260 Attn: Corporate Secretary

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
1	J. Michael Gullard	☐	☐	☐
2	Richard Haddrill	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2	To consider an advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
3	To re-approve the material terms of performance goals that may be established under the 2005 Performance Incentive Plan to preserve federal income tax deductions.	☐	☐	☐
4	To ratify the appointment of our public accountants for the year ending December 31, 2012.	☐	☐	☐
NOTE: To transact such other business as may properly come before this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report with 10K is/are available at www.proxyvote.com.

JDA SOFTWARE GROUP, INC.

Annual Meeting of Stockholders

November 13, 2012 3:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Hamish N. Brewer and David Kennedy, or either of them, with full power of substitution to represent that undersigned and to vote all of the shares of common stock in JDA SOFTWARE GROUP, INC. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the JDA Software Group, Inc. World Headquarters, 14400 North 87th Street, Scottsdale, Arizona on Tuesday, November 13, 2012 at 3:00 p.m. Scottsdale, Arizona time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side